UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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BLOOM ENERGY CORPORATION

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2020 Notice and Proxy Statement

Bloomenergy

Bloom Energy
4353 North First Street
San Jose, CA 95134

T 408 543 1500
F 408 543 1501

info@bloomenergy.com
www.bloomenergy.com

Be

© Bloom Energy Corporation 2020. All Rights Reserved.

Letter to Our Stockholders

Dear Stockholder,

It is my pleasure to invite you to our annual meeting of stockholders. The meeting is scheduled for 9:00 a.m. Pacific Time on May 12, 2020 at the Hilton Santa Clara, 4949 Great America Parkway, Santa Clara, California 95054.

I hope you will take the opportunity to vote the shares of stock you own for the election of the three Class II directors identified in the attached proxy statement and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.

Since Bloom Energy was founded nearly 20 years ago, our mission has been to make clean, reliable, and affordable energy for everyone in the world. We are pleased to say we have been successful this year in executing on our mission. The Board, our senior executive team and all of our employees have a strong sense of pride in this company and all that we have accomplished so far – and we believe that the best of Bloom Energy is ahead of us.

2019 was a strong year for Bloom Energy as we saw an acceleration in global customer demand and interest in our platform. We delivered record revenue and acceptances, with growth of 24% and 48%, respectively, as compared to the prior year, and expanded our backlog by over 43% – a strong ending to the year. Key trends that play to our strengths include rising utility rates in domestic markets, momentum in international markets as countries adopt lower carbon energy solutions, an increased focus on the consequences of climate change, and growing demand for reliable, secure energy solutions.

This positive momentum across our business continues as tailwinds bolster our value proposition of reliability, resiliency, and cost effectiveness for global customers. It is becoming more and more clear that the world is moving in a direction that values what Bloom provides. While the issue of climate change is increasingly understood and many are already focused on carbon mitigation strategies, there is a second megatrend that is less understood but is beginning to receive more and more attention: how we cope with an already changed climate. Some damage has already been done, which is not reversible, and this carries significant consequences for the role of electric power in our lives. A changing climate has forced us to fix our electric power infrastructure to create a more dependable, resilient, and cleaner power source that meets the challenges of today and of the future. This landscape presents a significant opportunity for Bloom to have a meaningful impact both in the United States and around the world.

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As businesses increasingly move to safeguard their operations, protect against extreme events and leverage more resilient power, Bloom Energy is increasingly deploying AlwaysON Microgrid technology. Additionally, we continue to launch new programs, advance our technology solutions and invest to support the development of our next generation Energy Servers, as well as our new product applications for zero carbon solutions.

The Board remains confident in the company’s long-term strategy and the management team’s ability to execute it. We recognize that our business is complex and our path toward becoming the first profitable publicly-traded fuel cell company hasn’t always been linear, but we are incredibly focused on achieving our goals. The Bloom Energy Board of Directors remains committed to transparency and holds the management team accountable to the highest standards of conduct in all our stakeholder interactions. We have a core set of tenets that include doing the right thing – no matter what; a commitment to constant and continuous improvement in the way we operate; and a long-term view to executing our mission to make clean, reliable, and affordable energy for everyone in the world.

On behalf of the entire Bloom Energy Board of Directors, we thank you, our stockholders and all of our partners and customers, for your ongoing support.

I thank you for your continued interest in and support of Bloom Energy Corporation.

Sincerely,

KR Sridhar
Founder, Chairman and
Chief Executive Officer
April 2, 2020

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Notice of Annual Meeting of Stockholders

Date and Time May 12, 2020 9:00 a.m. Pacific Time

Location Hilton Santa Clara 4949 Great America Parkway Santa Clara, CA 95054

Who Can Vote

Only stockholders of record as of the close of business on March 16, 2020 are entitled to notice of, and to vote at, the meeting and any adjournments, continuations or postponements thereof.

How to Vote

Internet www.proxyvote.com

Telephone 1-800-690-6903

Mail Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

Voting Items

Proposals to be voted on at the Meeting:

Proposal	Board Vote Recommendation	For Further Details
1. To elect three Class II directors.	FOR each director nominee	Page 21
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	FOR	Page 64

Stockholders will also transact any other business that may be properly brought before the 2020 Annual Meeting or any adjournment, continuation or postponement thereof.

The foregoing proposals are more fully described in the proxy statement accompanying this Notice.

Your vote as a Bloom Energy stockholder is very important. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share. If you are a registered holder and have questions regarding your stock ownership, you may contact our transfer agent, American Stock Transfer & Trust Company, through their website at www.astfinancial.com or by phone at 1-800-937-5449.

By Order of the Board of Directors

Shawn M. Soderberg

Executive Vice President, General Counsel and Secretary

San Jose, California
April 2, 2020

All stockholders of record as of the close of business on March 16, 2020 may attend the 2020 Annual Meeting in person. Whether or not you expect to attend the 2020 Annual Meeting, we encourage you to read the Proxy Statement and vote through the Internet or by telephone or request and submit your proxy card as soon as possible so that your shares may be represented at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 12, 2020. The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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Table of Contents

LETTER TO OUR STOCKHOLDERS	1
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	3
TABLE OF CONTENTS	4
FORWARD LOOKING STATEMENTS	5
WHO WE ARE	6
2019 Performance Highlights	6
SUSTAINABILITY AT BLOOM	9
Introduction	9
SASB Standard	9
GENERAL PROXY INFORMATION	14
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	15
CORPORATE GOVERNANCE	20	SIGNIFICANT INFORMATION IN
Proposal 1 Election of Directors	21	THIS SECTION
Board and Governance Highlights	22	Board Membership Criteria	25
Board of Directors	25	Director Biographies	27
Board Structure	36	Director Independence	36
Board’s Role and Responsibilities	41	Board Leadership Structure	36
Board Processes and Policies	43	Board Committees	37
Related Party Transactions	45	Risk Oversight	41
Director Compensation	46	Stockholder Engagement	42
		Board Meetings and Annual Meeting Attendance	43
		Related Party Transactions	45
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	50
EXECUTIVE COMPENSATION	54
Executive Compensation Program Overview	54
Executive Compensation Program Design	54	Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Oversight of Executive Compensation Program	55
Market Positioning	55
Our Chief Executive Officer’s Compensation	56
Other NEO Compensation	57
Principal Elements of Compensation	57
Additional Information	59
2019 Summary Compensation Table	61
2019 Outstanding Equity Awards at Fiscal Year-End	62
AUDIT MATTERS	64
Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm	64
Principal Accountant Fees and Services	65
Pre-Approval Policies and Procedures	65
Restatement	66
Report of the Audit Committee of the Board of Directors	66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	67
Director and Executive Officers	69
Voting Agreements	71
Delinquent Section 16(a) Reports	71
STOCKHOLDER PROPOSALS AND NOMINATIONS	72
Rule 14a-8 Stockholder Proposals	72
Stockholder Nominations and Other Proposals	72
ADJOURNMENT OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS	72
OTHER MATTERS	73

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Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Proxy Statement other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “predict,” “project,” “potential,” ”seek,” “intend,” “could,” “would,” “should,” “expect,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this Proxy Statement include, but are not limited to, our plans and expectations regarding future business strategies, our expectations regarding future financial condition and results of operations, and our expectations regarding general business and economic conditions in our markets, including the effects of the global COVID-19 pandemic and market volatility.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Proxy Statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results and prospects. The outcome of the events described in these forward looking statements is subject to risks, uncertainties and other factors including those discussed in ITEM 1A - Risk Factors and elsewhere in our Annual Report on Form 10-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make in this Proxy Statement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur. Actual results, events or circumstances could differ materially and adversely from those described or anticipated in the forward-looking statements.

The forward-looking statements made in this Proxy Statement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Proxy Statement to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

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Who We Are

2019 Performance Highlights

In keeping with our mission to make clean, reliable, and affordable energy for everyone in the world, we accomplished the following during 2019:

Financial Highlights

Product and Installation Backlog Expands to Close to 2,000 Systems

2019 was a strong year for new bookings. We expanded our product and installation backlog to 1,983 systems at year-end, a 43.3% increase from the prior year. The majority of our current backlog is domestic and includes U.S. commercial and industrial customers, utility scale projects, and international customers. Our goal is to maintain 9 to 12 months of product and install backlog at any point in time, and we are comfortably over that range as we enter the 2020 fiscal year.

Total Acceptances

We grew acceptances to a record 1,194 systems in FY19, a 47.6% increase year-over-year, from new and existing customers, with the majority of the installations in the United States. This represents a broad range of verticals including healthcare, pharmaceutical, universities, utility scale projects, food and beverage retail, and even a sports venue.

Revenue

We achieved a record $785.2 million of revenue in FY19 compared to $632.6 million in FY18, an increase of 24.1% year-over-year.

EPS

EPS for FY19 on a GAAP basis was ($2.67) compared to ($5.14) in FY18, an improvement of 48.1% year-over-year.

Business Highlights

Diverse, International Customer Base Supports Strong Acceptances

For our US commercial and industrial (C&I) sector, we continued to experience momentum in the data center, healthcare, retail, and utility sectors across our markets during FY19. Throughout the year, existing customers increased their footprint and deployed our technology at multiple locations.

Outside the US, the Asia Pacific region remains a major market opportunity for Bloom, and we’ve demonstrated the strength of our technology and deepened our market penetration. In Korea, our flagship 8.35 MW power tower project achieved its first year of commercial operations and greatly exceeded its contractual obligations. We also had a string of wins in the utility sector in Korea, which will be commissioned in 2020. Outside Korea, we are encouraged by the demand we’re seeing in Japan and India as we continue to expand into other international markets. In India, we signed several significant projects, including a first-of-its-kind commercial real estate development in Bangalore as well as Bloom’s first commercial scale on-site biogas to electricity project in the country. In Japan, our systems continued to operate during typhoon Hagibis, one of the largest storms in decades to hit the country.

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Strong Market Opportunity for Microgrids As Power Outages Continue to Rise

California’s Public Safety Power Shutoffs (PSPS), which are planned power outages with the objective of reducing wildfires and improving public safety, have become the “new normal” for local companies and communities. It has been projected that the state’s utilities will continue to de-energize their power lines for the next ten years, or longer. The duration of these outages is long, with the average of nearly two full days (from October 2017 to present day). Additionally, the service territories that are designated as “high fire threat areas” are expected to expand as fire risk worsens over time.

To help our customers on the West Coast prepare for future wildfire seasons, we launched a new Quick-Deploy Microgrid Program for PSPS Readiness, which provides permanent AlwaysON Microgrids for their facilities. This program will enable customers to deploy a resilient microgrid infrastructure prior to the anticipated start of the 2020 wildfire season, as well as receive clean electricity at a predictable cost to mitigate the impact of utility rate increases.

We are also increasingly deploying our AlwaysON Microgrid technology on the East Coast, where there has been an increase in grid events as well. For example, our microgrids helped keep Home Depot stores open during the heat wave and storm in July 2019 that led to numerous power outages and plunged hundreds of thousands of New York and New Jersey electricity customers into darkness. We also announced an agreement with II-VI Incorporated to install a new microgrid at its Warren, New Jersey manufacturing facility and recently announced that we will be powering 40 Stop & Shop grocery stores with our AlwaysON Microgrid configuration in Massachusetts and New York, ensuring that their stores can better serve their local communities when needed most, such as during severe weather or winter storms.

Building Ships Powered by Solid Oxide Fuel Cells

Today, 80 percent of the world’s shipping fleet runs on heavy fuel oil, or bunker fuel. Replacing combustion-based power generation from bunker oil with electrochemical conversion of liquid natural gas (LNG) through fuel cells could have a profound impact on carbon emissions from marine transportation. As nations and ports develop their hydrogen infrastructure, fuel cell-powered ships could transition from natural gas fuel to hydrogen fuel and become zero-carbon and zero-smog emitters.

In September 2019, we announced a collaboration with Samsung Heavy Industries (SHI), a part of Samsung Group, to design and develop ships powered by Bloom Energy’s solid oxide fuel cell technology. Bloom Energy and SHI estimate that replacing oil-based power generation on large cargo ships, which require up to 100 megawatts of power per ship, could reduce annual greenhouse gas emissions from shipping by 45 percent. The modularity of Bloom Energy Servers makes them well suited to the space constraints of ships and SHI envisions Bloom Energy Servers displacing existing power generation sets, and therefore requiring no additional space, or even reducing the total space required for power generation.

New Collaboration to Turn Dairy Waste into Clean Energy in California

This year, we announced that we are working with California Bioenergy LLC (CalBio) to deploy a commercial solution for the conversion of dairy waste into renewable electricity. CalBio’s dairy digester technology combined with our solid oxide fuel cell technology will deliver an end-to-end solution for the capture of methane from cow manure to the generation of renewable electricity, which has been designed to power electric vehicles throughout the state.

Today, most California dairies are making plans to install digesters to capture biogas from their cow manure and are looking for a cleaner way to utilize this fuel. Biogas captured from cow manure contains approximately 65 percent methane, which has a 25 times greater impact on global warming than CO2 emissions, but is also a useful, renewable fuel.

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There is an estimated 320 MW of economically viable dairy biogas in California. With significant deployments of dairy digesters occurring throughout the California dairy industry, there is need for an on-site power generation solution that uses the captured biogas to generate renewable electricity without combustion.

Bloom Refurbishes Ventilators to Help Combat COVID-19

In response to the COVID-19 pandemic and as the U.S. faced a critical shortage of ventilators, Bloom exercised its expertise and capabilities to begin refurbishing some of the thousands of out-of-service ventilators available in the U.S. Working with state agencies and customers – many of which are hospitals and medical device companies – to identify supplies of unused, out-of-service ventilators, Bloom repurposed some of its facilities in California and Delaware to refurbish the units to help COVID-19 patients experiencing critical respiratory failure.

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Sustainability at Bloom

Introduction

Sustainability is a core value of our organization. It sits at the center of our product’s value proposition, and extends into all aspects of our manufacturing and operations.

We seek to minimize our environmental footprint with research and development designed to extend system operating life, while reducing consumption of new material in our Energy Servers. We’ve built recycling programs, which recover components for re-use at end-of-life, and have dedicated facilities in our manufacturing locations in Delaware and California to inspect and dismantle components removed during scheduled maintenance. We have an audit program to identify opportunities for improvement with suppliers and also work to reduce packaging and minimize landfilled materials.

In operation, Bloom’s Energy Servers uniquely address both the causes and consequences of climate change. Our projects lower carbon emissions by displacing less efficient grid alternatives. We improve air quality, often in vulnerable communities, by generating electricity without combustion, and our microgrid deployments provide critical resilience from grid instability, driven increasingly by climate-related extreme weather events. Our products achieve this all while using no water during operation and at very high power density, which optimizes land use.

SASB Standard

We strive to provide our stockholders with important information about our sustainability-related governance and performance. In an effort to provide comparable information, we have begun using the Sustainability Accounting Standards Board (SASB) Sustainable Industry Classification System (SAIC) Standard for the Fuel Cell industry to guide our disclosure. Additionally, we’ve chosen to augment the recommended reporting categories from the Fuel Cell Industry Standard with disclosure across categories of the SASB impact reporting framework. We have presented information regarding certain of these categories below.

Environment

Greenhouse Gas (GHG) Emissions

999,309 Metric Tonnes of CO2e

Approximate 2019 Gross Global Scope 1 Emissions

Includes emissions from all Bloom Energy Servers in operation globally and from the company’s vehicles, plant, and test equipment

-379,664 Metric Tonnes of CO2e 28% Reduction vs. Grid

Approximate 2019 Gross Global Emissions Impact

Based on Energy Server emissions displacement as compared to non-baseload emissions rates as a proxy for marginal emissions; this is the weighted average global reduction from the countries where we have systems deployed.

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We report our greenhouse gas emissions utilizing the operational control boundary per the World Resource Institute’s GHG Protocol. We sell equipment in the US under several deal structures, often with the involvement of a third party investor, but in all instances Bloom maintains operational control of the Energy Servers in the field. Emissions from the operations of manufactured products would often be Scope 3 to the manufacturer, but we have chosen the operational control boundary as the most transparent GHG accounting method, which ensures emissions responsibility is not shifted to financial institutions that might be less familiar with emissions accounting from their investment portfolios.

We have reported absolute Scope 1 emissions above, but each Bloom deployment also generates an implied carbon reduction as well. Establishing Bloom’s climate impact requires a comparison between its absolute emissions and the emissions from displaced alternatives. When a new, efficient distributed energy resource, such as Bloom Energy Server, is brought online, it reduces the amount of power required from energy sources that generate “on the margin” – meaning those units that are operating to meet the last unit of energy demand. Since Bloom’s carbon intensity is typically lower than the displaced (generally fossil powered) alternatives, the net impact is measurable emissions reductions.

In response to the interest in Bloom’s emission impact in a carbon constrained world, we published a technical note on the topic in Q4 2019. The note, titled How Bloom Reduces Emissions, highlighted approximately 2.33 million metric tonnes of CO2 reduction globally since we began scaled commercial deployment in 2011 through 2019, equivalent to 18,900 acres of forest preservation or taking nearly one half of one million cars off the road for a year since 2011.

Air Quality

5,938 Lbs. 2019 Global Air Emissions of NOx (excluding N2O)	-1,665,837 Lbs. 99.7% Reduction vs. Grid 2019 Domestic NOx Reduction Based on comparison to EPA eGRID non-baseload emissions rates inclusive of line losses as a proxy for marginal emissions
16.4 Lbs. 2019 Global Air Emissions of SO2	-435,329 Lbs. 100% Reduction vs. Grid 2019 Domestic SO2 Reduction Based on comparison to EPA eGRID non-baseload emissions rates inclusive of line losses as a proxy for marginal emissions

The California Air Resources Board has certified Bloom Energy Servers as a Distributed Generation Technology due to their air quality emissions profile. This distinction is given to only the cleanest electricity generation technologies in California. As a part of Bloom’s certification process with the California Air Resources Board to become a Distributed Generation technology, Bloom went through third-party validated testing of its ES5 Systems to determine that its criteria pollutant emissions were below the certified limits.

Bloom creates air quality benefit in the same way we create emissions benefit, through the displacement of fossil combustion power generators on the margin. In the How Bloom Reduces Emissions technical note, we modeled substantial fleet level historical criteria pollutant reductions (since we began scaled commercial deployment in 2011), including 5.05 million pounds of sulfur oxides (SOx), and 8.9 million lbs. of nitrogen oxides (NOx), equivalent to preventing approximately 5,200 lost work days and more than 30,000 days of restricted activity due to illness.

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The health and environmental impacts of combustion related pollutants are both very significant and readily quantifiable. Calculations of the economic and health benefits associated with reducing particulate emissions have been found to exceed the economic and health benefits of reducing carbon emissions on a per ton basis.

Water & Wastewater Management

0.42 gallons per MWh 2019 Domestic water withdrawn per Mwh	-18,774 gallons per MWh 100% Reduction vs. Grid 2019 Domestic water Impact per Mwh Compared to U.S. thermo-electric power generation (excluding hydro) citied by the U.S. Geological Survey

Bloom systems withdraw water only during start-up and if the system trips and needs to restart. Otherwise Energy Servers require no water to be used during operation. Conversely, thermal power plants require significant amounts of water for cooling. In fact, the number one use of water in the U.S. is for cooling power plants. To produce one megawatt per hour for a year, thermoelectric power generation for the U.S. grid withdraws approximately 156 million gallons of water more than our platform. Since 2011, Bloom has saved 202 billion gallons of water, equal to more than 300,000 Olympic swimming pools.

Approximately 60 percent of Bloom Energy Servers are deployed in California, where water stress is particularly acute. Increasingly lighter snowpack combined with California’s natural climate vulnerability will continue to stress water supply in a warming climate. Rising temperatures will increase demand for irrigation, placing a significant premium on reduced water consumption for industrial applications. Bloom’s Energy Servers avoid substantial water consumption from the industrial sector and can benefit local watersheds and avoid thermal pollution into critical water sources.

Business Model Innovation

62% beginning of life efficiency for the 2019 fleet

2019 Average energy efficiency of fuel cells as thermal efficiency, by product application and technology type

Product Efficiency

Bloom’s Remote Monitoring and Control Center (RMCC) in San Jose monitors our global installed fleet of Energy Servers and continuously gathers and analyzes operating data down to the individual stack level to evaluate health and optimize performance. For each Power Module (PM), we monitor 1,200 variables for a 300 kW Energy Server. We also have a mirror site in Mumbai, India, that provides both redundancy and resiliency of our RMCC operations as well as 24/7 hour coverage of our fleet.

Our fuel cells have a lifecycle similar to that of an aircraft engine. They start their lives as newly manufactured stacks in a Power Module and are installed at a customer site. They generate power for a certain period of time and, at some point, our RMCC determines that the PMs need to be removed and refurbished. Once removed, the PMs are sent to our Repair and Overhaul Center, where we harvest the majority of the materials to refurbish the unit and return it to the field for continued generation of power.

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We have published a more detailed technical note on stack life titled A Primer to Understanding Fuel Cell Power Module Life available on the Bloom website.

Product End of Life Management

>98% 2019 Percentage by weight of products sold that are recyclable or reusable	13.6MT 2019 Weight of end-of-life material recovered, percentage recycled in tonnes

Bloom Energy Servers are designed with full product life cycle sustainability in mind, and we maximize the reuse of components within our systems. End-of-life units are returned to our manufacturing operation where components are refurbished and reused in the latest generation of our Energy Servers and excess materials are recycled.

As a function of an approximately 30,000 lb. Bloom Energy Server, the weight of components that go to the landfill without a recycling or refurbishment stream comprises approximately 510 lbs., or less than approximately 2 percent of the total server weight. Typical components that go directly to landfill without chance for refurbishment or recycling are sealants, adhesives, gaskets, filters, tape (electrical, ceramic), and certain plastics.

Materials Sourcing

Bloom is committed to the creation and maintenance of a responsible supply chain and, as a newly public company, plans to file its first conflict minerals report with the SEC in 2020. We are focused on preventing any irresponsible smelting or refining activity of 3TG materials (tantalum, tin, tungsten, and gold) in our supply chain. Moving forward, we are committed to evolving our conflict minerals program beyond compliance.

Additionally, we expect the Bloom employees who interact with suppliers to adhere to the standards set out in the Global Business Partner Standards, which include specific guidance on supplier related anti-corruption practices, diligence, documentation, and legal circumvention.

Human and Social Capital

Employee Health & Safety

1.25 2019 Total recordable incident rate (TRIR)	0 2019 Fatality rate

Bloom’s management is fully committed to providing a safe working environment. We believe in the principle of ‘safety first’ and that all incidents are preventable. We foster an environment with ongoing integration of safety into all activities to eliminate illness and injuries. To achieve this, the Company has established well-defined safety, health and environmental policies and procedures and ongoing training. We focus on prevention programs and driving continuous improvement via Design for Safety initiatives during development, interactive training programs with all employees, hands-on audits, employee engagement through monthly team meetings, and relentless focus on deep dive investigations ensuring that we learn and improve from incidents.

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Employee Engagement, Diversity & Inclusion

The Company is focused on building an enduring, world-changing business, and is also committed to creating a world-class workforce. We are committed to full-spectrum diversity inclusive of gender, ethnicity, race, sexual orientation, age, ability, veteran status, religion, culture, background, and experiences.

Bloom Energy maintains an affirmative action program in accordance with applicable laws, regulations, executive orders, and government directives. Bloom is committed to being a military-friendly employer, and we were recognized in 2018 with the Pro Patria Award by the Employer Support of the Guarded and Reserve (ESGR). This award recognizes employers who have demonstrated the greatest support to Guard and Reserve employees through their leadership and practices, and is the highest-level award that may be bestowed by an ESGR State Committee.

Community Relations

Bloom is focused on supporting the vulnerable populations often impacted by centralized combustion power generation. Early collaborations with environmental justice groups are underway, and Bloom will continue to support community access to affordable, reliable, and resilient infrastructure.

Bloom’s Energy Servers can form the basis of resilient microgrids, which have the capability to separate themselves from the grid and carry critical load during an outage, the frequency, duration and severity of which increase every year. We have deployed more than 89 microgrids to date globally and our systems have powered our customers through 1,200 power outages since 2018. We have made community micogrids a priority, which will provide energy services to critical infrastructure during an emergency. They also prevent the need for backup diesel generators, which emit both carbon and criteria pollutants into surrounding communities.

Access & Affordability

Bloom’s mission is to make clean, reliable and affordable energy for everyone in the world. We are focused on scaling manufacturing capability and volume to continuously lower our service cost and, in turn, lower the delivered cost of electricity. Our hardware costs have dropped by approximately 27 percent each time our cumulative production volume has doubled, which compares favorably to other energy technologies such as wind and solar.

The latest generation Energy Server delivers five times the electricity output of the first generation in a constant footprint. The next generation now under development will deliver 50 percent more power than the latest generation in the same footprint, and we expect to continue this trend of power density improvements in the future. As our power density increases, total land use and related installation and material costs are reduced, thereby lowering the cost of electricity.

The fuel costs to produce power go down as the amount of fuel required to produce the power is reduced. The higher the efficiency of an Energy Server, the lower the fuel use and associated fuel cost. The beginning-of-life efficiency percentages of the Bloom Energy Servers have increased from the high-40s in the first generation to the 60s in the current generation. We expect the efficiency to improve further in succeeding generations.

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General Proxy Information

This proxy statement (the “Proxy Statement”) is being furnished to the stockholders of Bloom Energy Corporation, a Delaware corporation (the “Company”, “Bloom”, “we”, “us” or “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at our 2020 annual meeting of stockholders (the “2020 Annual Meeting”) to be held at the Hilton Santa Clara, 4949 Great America Parkway, Santa Clara, California 95054 on Thursday, May 12, 2020, at 9:00 a.m. PT, local time and at any and all adjournments, postponements or continuations of the meeting.

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Questions and Answers about this Proxy Material and Voting

Internet Availability of Proxy Materials

This year, we will again be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. We believe that this process provides stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 2, 2020, we will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019. The Notice also provides instructions on how to vote using the Internet or by telephone and includes instructions on how to request a paper copy of the proxy materials by mail.

At the close of business on the Record Date, there were 90,231,067 shares of the Company’s Class A common stock and 34,872,888 shares of the Company’s Class B common stock outstanding and entitled to vote. The Class A common stock and the Class B common stock are collectively referred to as the Common Stock in this Proxy Statement. The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. We will provide to any stockholder without charge, upon written or oral request, a copy of our Proxy Statement and Annual Report on Form 10-K (without exhibits). Requests should be directed to Bloom Energy Corporation, 4353 North First Street, San Jose, California 95134, Attention: Corporate Secretary, or by calling (408) 543-1500.

Who can vote at the 2020 Annual Meeting?

Only stockholders of record at the close of business on March 16, 2020 (the “Record Date”) will be entitled to vote at the 2020 Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at 4353 North First Street, San Jose, California 95134 between the hours of 9:00 a.m. and 5:00 p.m. local time, for at least ten days prior to the meeting and will also be available for inspection at the meeting.

How do I attend the 2020 Annual Meeting and vote in person?

Only stockholders of record on the close of business on the Record Date may attend the 2020 Annual Meeting. In order to be admitted to the meeting, you should be prepared to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date. If you hold your shares through a broker, bank or other nominee, you will need to bring proof of beneficial ownership as of the Record Date, such as your most recent account statement reflecting your Common Stock ownership prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, or other nominee, or similar evidence of ownership. If you wish to vote in person, we will provide you with a ballot to use to vote at the 2020 Annual Meeting. If you are a beneficial owner and hold shares of Common Stock through a broker, bank or other nominee, you may not vote your shares of Common Stock in person at the 2020 Annual Meeting unless you obtain a legal proxy from the broker, bank or other nominee that holds your shares of Common Stock giving you the right to vote the shares of Common Stock at the 2020 Annual Meeting.

Even if you plan to attend the 2020 Annual Meeting, we recommend that you submit your proxy or voting instructions as described in the Proxy Statement so that your vote will be counted if you later decide not to attend the 2020 Annual Meeting. You may still attend the meeting and vote in person even if you have already voted by proxy.

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How many votes do I have?

You have one vote for each share of Class A common stock and ten votes for each share of Class B common stock you owned as of the close of business on the Record Date. The holders of Class A common stock and Class B common stock will vote together on each matter presented at the 2020 Annual Meeting.

How does the Company’s dual class structure affect me?

Because of the ten-to-one voting ratio between our Class B and Class A common stock, the holders of our Class B common stock collectively control a majority of the combined voting power of our Common Stock.

The Class B common stock is convertible into Class A common stock at any time at the option of the holder. In addition, the Class B common stock will automatically convert into Class A common stock immediately prior to the close of business on the fifth anniversary of our initial public offering (July 2023), and may automatically convert earlier than such date upon certain circumstances as described in our Certificate of Incorporation.

What am I voting on?

You are being asked to vote on the following:

•	election of three Class II directors to serve until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
•	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•	any other business as may properly come before the 2020 Annual Meeting or any adjournment, continuation or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Company’s Board recommends that you vote “FOR” the election of Mary K. Bush, Jeffrey Immelt and Eddy Zervigon as Class II directors and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

How do I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If on March 16, 2020 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote in person at the 2020 Annual Meeting, or vote by proxy over the telephone, through the Internet, or by using a proxy card that you may request or that we may elect to deliver to you at a later time. The method you use to vote will not limit your right to vote at the 2020 Annual Meeting if you decide to attend in person. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy in advance. You may still attend the meeting and vote in person even if you have already voted by proxy.

To vote through the Internet: Go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your Internet vote must be received by 11:59 p.m. Eastern Time on May 11, 2020, to be counted.

To vote by telephone: Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 11, 2020, to be counted.

To vote by mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided. If you return your signed proxy card to us and we receive it before the 2020 Annual Meeting, we will vote your shares as you direct.

To vote in person: Attend the 2020 Annual Meeting at the Hilton Santa Clara, 4949 Great America Parkway, Santa Clara, California 95054, and we will give you a ballot when you arrive.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on March 16, 2020 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting. You should have received a voting instruction card and voting instructions with these proxy materials from your brokerage firm, bank or other agent rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. Internet or telephonic voting may also be available; however, that will depend on the voting process of your broker, bank or other nominee. Please see your voting instruction card for further details.

How will my shares be voted if I return a blank proxy card?

If you return a signed and dated proxy card or otherwise submit a proxy without indicating voting selections, your shares will be voted, as applicable, “FOR” the election of each Class II director nominee and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How will my shares be voted if I do not provide my broker or bank with voting instructions, and what is a “broker non-vote”?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other nominee how to vote your shares, your broker, bank, or other nominee may still be able to vote your shares in its discretion on certain matters. Brokers, banks, and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. If a broker, bank or other nominee exercises their discretionary voting authority on Proposal 2, such shares will be considered present at the annual meeting for quorum purposes, counted in the voting results for Proposal 2 and a broker non-vote will occur as to Proposal 1.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the materials you receive from your broker, bank, or other nominee.

How many votes are needed to approve the proposal?

Proposal 1: The election of directors requires a plurality vote of the shares of our Common Stock present in person or by proxy at the 2020 Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “for” such nominee are elected as directors. As a result, with respect to the election of the three Class II directors, the three nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. “Withhold” votes, abstentions and broker non-votes will have no effect.

Proposal 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020, requires the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote that are present in person or represented by proxy at the meeting and are voted for or against the proposal. Abstentions will have no effect.

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Who is making this solicitation?

The Company’s Board is soliciting these proxies and the cost of such solicitation will be borne by the Company, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mail, proxies may be solicited by our officers, directors and employees in person, by telephone or by email. Those individuals will not be additionally compensated for the solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with the solicitation.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid 2020 Annual Meeting. Our Bylaws provide that a quorum will be present if a majority of the voting power of all shares outstanding on the Record Date are represented at the 2020 Annual Meeting, present in person or by proxy. Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the 2020 Annual Meeting, or if you are a beneficial owner of shares held in street name, if you submit your voting instructions or if your bank, broker or other nominee exercise its voting discretion over such shares. Abstentions and broker non-votes will be counted as shares present for the purposes of determining the presence of a quorum.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the 2020 Annual Meeting. You may revoke your proxy in any one of following ways:

•	You may submit another properly completed proxy card with a later date but before the submission deadline for the Annual Meeting.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 4353 North First Street, San Jose, California 95134. The notice will be considered timely if it is received at the indicated address by the close of business on the business day immediately preceding the date of the 2020 Annual Meeting.
•	You may attend the 2020 Annual Meeting and vote in person. However, simply attending the 2020 Annual Meeting will not, by itself, revoke your proxy.

Your most recently submitted proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank, or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee and you decide to attend and vote at our annual meeting, your vote in person at the meeting will not be effective unless you present a legal proxy issued in your name from the record holder (your bank, broker or other nominee).

How can I find out the results of the voting at the 2020 Annual Meeting?

We intend to announce preliminary voting results at the 2020 Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the 2020 Annual Meeting.

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What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy cards. We do not use householding for any other stockholder mailings.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge, by calling 1-800-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. Broadridge is acting as our mailing agent and vote tabulator and is not soliciting proxies on our behalf. Similarly, you may also contact Broadridge if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

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Corporate Governance

Changes to Our Corporate Governance

2019 Highlights

•  Reconstituted our Board committees with only independent directors;

•  Added two new, highly-qualified independent directors;

•  Implemented a standard director compensation program targeted at the 50th percentile of comparable peers;

•  Determined to base annual restricted stock unit grants to directors on fair market value rather than a set number of shares;

•  Determined that 30% of equity grants made to our executive officers in 2020 would be tied to performance;

•  Implemented a clawback policy for our Chief Executive Officer and our senior executive team;

•  Updated our Insider Trading Policy to clarify that hedging or pledging of company securities is not allowed;

•  Expanded our sustainability and social responsibility disclosures on our corporate website; and

•  Implemented an evaluation process for our Board, its committees and individual directors.

We continue to consider additional changes to our corporate governance, including how best to promote diversity on our Board and to enhance oversight of the company’s environmental, social and governance undertakings, and how to further align our directors’ interest with our stockholders’ interest, including consideration of stock ownership requirements and other means.

Transition from Emerging Growth Company Status

As a company with less than $1.07 billion in revenue during our last completed fiscal year, we continue to qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company, or EGC, until the earliest to occur of: (1) the end of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (2) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of our 2023 fiscal year, during which the fifth anniversary of our IPO occurs. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We currently intend to take advantage of the exemptions discussed above until we no longer qualify as an EGC. We plan to provide all disclosures required for non-EGCs as soon as we transition out of EGC status.

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Proposal 1 Election of Directors Stockholders are being asked to elect Class II directors Mary K. Bush, Jeffrey Immelt and Eddy Zervigon, each for a three-year term.	The Board of Directors unanimously recommends a vote FOR the election to the Board of Directors of each of the Class II director nominees.

Our Restated Bylaws provide that our Board of Directors is divided into three classes with staggered three-year terms. As a result, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.

The Board of Directors presently has ten members. The Board is currently comprised of three Class I directors, four Class II directors, and three Class III directors. The authorized number of directors may be changed by resolution of the Board of Directors. Class II directors Mary K. Bush, Jeffrey Immelt and Eddy Zervigon are standing for election to the Board at this meeting. Peter Teti, a current Class II director, will not be standing for re-election to the Board at this meeting. The nominees’ biographies are available beginning on page 27 of this Proxy Statement. Immediately following the Annual Meeting, the authorized number of directors on the Board will be reduced to nine, and each class will be comprised of three directors.

Each nominee has consented to be named a nominee in the Proxy Statement and to continue to serve as a director, if elected. If any nominee becomes unavailable to serve for any reason before the election, which is not anticipated, your proxy authorizes us to vote for another person nominated by the Board or the Board may reduce its size. There are no arrangements or understandings between any director and any other person pursuant to which he or she is or was to be selected as a director. There are no family relationships among directors or executive officers of the Company.

Vote Required

The election of directors will be made by a plurality of votes cast at the 2020 Annual Meeting. That means the three nominees receiving the highest number of votes will be elected. Because directors need only be elected by plurality of the vote in an uncontested election, abstentions, broker non-votes and withhold votes will not affect whether any particular nominee has received sufficient votes to be elected in such cases.

As described beginning on page 27 of this Proxy Statement, our nominees have considerable professional and business experience. The recommendation of our Board is based on its carefully considered judgment that the qualifications and experience of our nominees make them well qualified to serve on our Board and give the Board as a group the appropriate skills to exercise its oversight responsibilities.

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Board and Governance Highlights

Board Key Facts

Director Skills and Experience

Ensuring that the Board of Directors is composed of directors who possess highly relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of stockholders, is a top priority of the Board and the Nominating, Corporate Governance and Public Policy Committee (which we refer to herein as the “Nominating Committee”).

Public Company Board Experience 9/9 Directors	Prior service on a public company provides diversity of perspectives and valuable and relevant governance experience, including with respect to the oversight responsibilities of the Board and its committees.
Senior Leadership 9/9 Directors	Experience serving in executive positions, including as CEO, provides members of our Board with a practical understanding of enterprise structure, operations and management, including in core areas such as human resources, financial planning, compliance, marketing and strategic vision that can be shared with executive management.
Global Business/International 4/9 Directors	As we expand our reach globally, experience in entering and operating in new markets, including emerging markets, is critical to our success.
Financial/Accounting/Capital Markets 4/9 Directors	Our capital structure and operations include the use of complex debt instruments and financing arrangements both for our company and customer purchases of our product. It is critical for our Board and our Audit Committee to have a sophisticated understanding of the capital markets, financing/refinancing strategies, and our related books and records from a strategic/business perspective as well as an oversight/accounting perspective.
Manufacturing/Operations 3/9 Directors	Because we develop and manufacture our Energy Servers, individuals with experience in manufacturing processes and operations, including supply chain management, are valuable additions to our Board.

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Sales and Marketing 3/9 Directors	As we seek to continue to grow our acceptances year over year and bring our Energy Servers to additional states, countries and markets, experience in the strategy and mechanics of sales and marketing enables our Board to effectively oversee the expansion of our business.
Human Capital Management 5/9 Directors	We operate in a highly competitive employment market, and experience in attracting, motivating, developing and retaining qualified personnel and succession planning is particularly important to our future success. In addition, as a newly public company, experience in evolving compensation practices from private to public company status is critical to attracting and retaining personnel.
Government/Public Policy/Regulatory 7/9 Directors	The energy industry is heavily regulated, and Board members who have experience working within a regulatory framework bring valued experience and perspectives. Being able to anticipate changes in the regulatory scheme will enable us to execute our strategic plan effectively. As a new technology, government expertise at the federal and state level is critical as we attempt to develop enabling legislation and a regulatory framework to enable adoption of our technology.
Energy 4/9 Directors	Individuals with energy industry experience are able to share with us their insight and experience with respect to strategic and operational matters related to a complex and constantly changing energy industry. Knowledge of the competitive landscape, energy companies and companies affiliated with the energy space provides valuable perspective as we consider partnerships and alliances in our selling activities.
Business Development 5/9 Directors	Our development of relationships with strategic domestic and international partners is critical to growing and financing our business and undertaking new project development, and individuals with existing experience and relationships in business development give us a valuable advantage.
Emerging Technology/Business Model 5/9 Directors
As we have transitioned from a private company to a public company and developed and improved each generation of our Energy Server, experience with emerging technologies and companies early in their business life cycle has been, and continues to be, important for guiding our development.  Knowledge and experience with business models, strategies for leveraging our core expertise and selling and marketing a new technology in a changing market environment is valuable.

Technology/Science 5/9 Directors	Knowledge and experience in product development, materials science, chemistry and hardware development is crucial for our continuing development and innovation with respect to our products and to the evolution of our business plan and product roadmap.
Independence 7/9 Directors	NYSE listing and governance standards require that a majority of our board be comprised of independent directors. Our strong preference is to add directors to our Board who are independent and who will represent the interests of all stockholders.
Diversity 3/9 Directors	Candidates should represent a diversity of viewpoints, backgrounds, experiences, cultural backgrounds, and other demographics, including gender and racial diversity. Three of our directors are gender and racially diverse.

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Our Board at a Glance

Name and Primary Occupation	Class	Age	Director Since	Committees			Other Current Public Company Boards
				AC	CC	N/GC

Mary K. Bush IND President of Bush International, LLC	II	71	2017	●*			4(1)

Jeffrey Immelt IND Venture Partner at New Enterprise Associates, Inc.	II	64	2019	●*			1

Eddy Zervigon IND Special Advisor at Riverside Management Group	II	51	2007	●*		●	1

Peter Teti(2) IND Senior Vice President, Private Equity at Alberta Investment Management Corporation	II	52	2015				0

John T. Chambers IND Founder and Chief Executive Officer at JC2 Ventures	III	70	2018		●		0

L. John Doerr IND General Partner of Kleiner Perkins	III	68	2002		●		2

Michael Boskin IND Professor of Economics and Hoover Institution Senior Fellow, Stanford University	III	74	2019	●		●	1

General Colin L. Powell Former U.S. Secretary of State	I	82	2009				1

Scott Sandell IND Managing General Partner at New Enterprise Associates, Inc.	I	55	2003		●	●	0

KR Sridhar Founder, Chairman and Chief Executive Officer of Bloom Energy	I	59	2002				0

AC – Audit Committee		Chair
* Financial Expert		Member
CC – Compensation Committee	IND	Independent
N/GC – Nominating/Governance Committee

(1)	Ms. Bush has informed the Nominating Committee that she will be retiring from one of her other public company boards. As a result, after May 2020, Ms. Bush will only be serving on three other public company boards.
(2)	Mr. Teti is not standing for re-election to the Board at the 2020 Annual Meeting and will leave the Board immediately following the Annual Meeting.

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Board of Directors

Process of Selecting Directors

Selection Process

The Nominating Committee is responsible for identifying, evaluating and recommending candidates to the Board of Directors for Board membership. The Nominating Committee may use outside consultants to assist in identifying candidates. When formulating its Board membership recommendations, the Nominating Committee considers advice and recommendations from stockholders, management, and others as it deems appropriate. The Nominating Committee considers candidates for the Board recommended by stockholders using the same criteria in evaluating the candidate as it would any other Board nominee candidate.

The Nominating Committee also evaluates whether an incumbent director should be nominated for re-election to the Board upon expiration of such director’s term, based upon factors established for new director candidates as well as the incumbent director’s qualifications, performance as a Board member, and such other factors as the Nominating Committee deems appropriate.

Board Membership Criteria

Nominees for director are selected on the basis of, among other things, independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, willingness and ability to devote adequate time and effort to Board of Directors responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board of Directors’ overall effectiveness and the needs of the Board of Directors and its committees.

In evaluating potential candidates for the Board, the Nominating Committee considers the following factors, which are set forth in our Corporate Governance Guidelines:

•	a majority of directors on the Board should be independent directors, unless otherwise required by applicable law, rules, regulations, and NYSE listing standards;
•	candidates should be capable of working in a collegial manner with persons of different educational, business, and cultural backgrounds, and should possess skills and expertise that complement the attributes of the existing directors;
•	candidates should represent a diversity of viewpoints, backgrounds, experiences, and other demographics;
•	candidates should demonstrate notable or significant achievement and possess senior-level business experience that would benefit the Company;
•	candidates must be individuals of the highest character and integrity;
•	candidates must be free from any conflict of interest that would interfere with their ability to properly discharge their duties as a director or would violate any applicable law or regulation;
•	candidates for the Audit Committee and the Compensation Committee should have the enhanced independence and financial literacy and expertise that may be required under law, rules, regulations and listing standards of the NYSE;
•	candidates must be capable of devoting the necessary time to discharge their duties, taking into account memberships on other boards and other responsibilities; and
•	candidates must have the desire to represent the interests of all stockholders.

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Director Tenure, Board Refreshment and Diversity

We believe it is in the best interests of the Company and our stockholders to maintain a mix of longer-tenured experienced directors and newer directors with fresh perspectives. In furtherance of this objective, the Board appointed Dr. Boskin and Mr. Immelt to the Board in November 2019.

We do not impose director tenure limits or a mandatory retirement age. The Board believes that our longer-tenured directors have a unique perspective on the challenges we face. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing limits on director tenure would deprive the Board of the valuable contributions of its most experienced members.

The Board and the Nominating Committee value diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. Presently, 30% of our Board members are women, come from a diverse background, or both, and as of December 31, 2019, we were in compliance with new California requirements regarding the number of women who serve on our Board.

Stockholder Nominations

Any stockholder may nominate a person for election as a director by complying with the procedures set forth in our Bylaws or may recommend a director pursuant to SEC Rule 14a-8. See the section in this Proxy Statement captioned “Stockholder Proposals and Nominations.”

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Our Board

Class II Directors Standing for Election at the 2020 Annual Meeting

Mary K. Bush INDEPENDENT President of Bush International, LLC	Age: 71	Director Since: 2017

Background

Ms. Bush has served as President of Bush International, LLC, an advisor to U.S. corporations and foreign governments on international capital markets, strategic business, economic and governance matters since 1991. She has held several Presidential appointments including the U.S. Government’s representative on the International Monetary Fund Board and Director of Sallie Mae Bank. She also was head of the Federal Home Loan Bank System during the aftermath of the Savings and Loan crisis and was advisor to the Deputy Secretary of the U.S. Treasury Department. Earlier in her career, she managed global banking and corporate finance relationships at New York money center banks including Citibank, N.A., Banker’s Trust Company, and JPMorgan Chase Bank, N.A. In 2006, President Bush appointed her Chair of the congressionally-chartered HELP Commission on reforming foreign aid. In 2007, she was appointed by the Secretary of the Treasury to the U.S. Treasury Advisory Committee on the Auditing Profession. Ms. Bush also was a director of Briggs & Stratton, Inc. from 2004 to March 2009, of United Continental Holdings, Inc. from 2006 to 2010 and of the Pioneer Family of Mutual Funds from 1997 to 2012. She also serves on the Kennedy Center’s Community Advisory Board and is Chairman of the Capital Partners for Education, a not-for-profit organization that mentors young people through high school and college.

Director Qualifications

Ms. Bush’s senior executive roles; extensive experience in finance and accounting, particularly in areas of accounting principles, financial reporting rules and regulations and oversight of the financial reporting process at public companies; and wide-ranging experience with government and regulatory systems, provide important skills and qualifications to the Board, especially as Chair of the Audit Committee. In addition, Ms. Bush’s significant experience in global business and financial markets is extremely valuable to the Company as it looks to expand its customer financing options in tandem with its global expansion.

Committee Membership	Public Company Boards
Audit (Chair & Financial Expert)

•  Discover Financial Services

•  ManTech International Corporation

•  Marriott International, Inc.

•  T. Rowe Price Group, Inc.

Ms. Bush is retiring from one of her other public company boards. As a result, after May 2020, Ms. Bush will be serving on three other public company boards.

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Jeffrey Immelt INDEPENDENT Former Chairman and CEO of General Electric	Age: 64	Director Since: 2019

Background

Mr. Immelt was appointed to the Board in November 2019. He has served as a venture partner at New Enterprise Associates since January 2018. Prior to that time, he served as chairman and CEO of General Electric for 16 years where he revamped the company’s strategy, global footprint, workforce and culture, transforming it into a simpler, stronger, and more focused digital industrial company. During his tenure, he led several innovative transformations which doubled industrial earnings, reshaped the portfolio, re-established market leadership, grew a strong share position in essential industries, and quadrupled emerging market revenue. Prior to being appointed Chief Executive Officer in 2000, he held several global leadership roles at GE in the Plastics, Appliances, and Healthcare businesses and became an Officer of the company in 1989. He has been named one of the “World’s Best CEOs” three times by Barron’s, and while he was CEO, GE was named “America’s Most Admired Company” by Fortune magazine and one of “The World’s Most Respected Companies” in polls by Barron’s and the Financial Times. He has received 15 honorary degrees and numerous awards for business leadership.

Mr. Immelt holds a Bachelor’s degree in applied mathematics from Dartmouth College and an M.B.A. from Harvard University. He currently serves on the board of directors of Twilio and as a director of NEA portfolio companies Collective Health, Desktop Metal, FormLabs and Radiology Partners. Mr. Immelt is a member of The American Academy of Arts & Sciences.

Director Qualifications

Mr. Immelt brings to our Board more than 30 years of senior executive and boardroom experience, including nearly 20 years at the helm of a world-leading, technologically innovative global enterprise where he helped reshape and modernize the company’s global business and financing strategy. Mr. Immelt’s experience and insights in all aspects of running an innovative multinational business, including in diverse areas such as operations, sales and marketing, human capital management and product development, will be invaluable as we endeavor to expand our markets, both domestically and globally.

Committee Membership	Public Company Boards
Audit (Financial Expert)	• Twilio

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Eddy Zervigon INDEPENDENT Special Advisor at Riverside Management Group	Age: 51	Director Since: 2007

Background

Mr. Zervigon has been a Special Advisor at Riverside Management Group, a boutique merchant bank, since 2012. Previously, he was a Managing Director in the Principal Investments Group at Morgan Stanley & Co. LLC, a global financial services firm, from 1997 to 2012. Prior to joining Morgan Stanley, Mr. Zervigon was a Certified Public Accountant at Coopers & Lybrand (now PricewaterhouseCoopers LLP), a public accounting firm. Since October 2019, he has served on the board of directors of Maxar Technologies (NYSE: MAXR), a space technology company, where he is a member of the audit and risk committees. He previously served as a director of DigitalGlobe, Inc., a builder and operator of satellites for digital imaging, where he served as a member of the audit and compensation committees from 2004 to 2017. In addition, he has previously served as a board member of MMCinemas, Impsat Fiber Networks, Inc., TVN Entertainment Corporation and Stadium Capital Management, LLC. Mr. Zervigon has a B.A. in accounting and a master’s degree in taxation from Florida International University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

Director Qualifications

Mr. Zervigon brings significant institutional knowledge regarding our Company given his early involvement with the Company at its early growth stages through his position with Morgan Stanley and later as a Company director. He has helped shepherd our transition from a private to a public company and contributed his significant international financial and transactional experience as an investment banker, including his experience with international financing and growth strategies. In addition, his accounting expertise as a CPA with PricewaterhouseCoopers LLP has provided critical experience, skills and qualifications to our Audit Committee and his public company board and governance experience contributes to his role as the Chair of our Nominating/Governance Committee.

Committee Membership	Public Company Boards
Audit (Financial Expert) Nominating/Governance (Chair)	• Maxar Technologies

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Class III Directors – Terms Expiring at the 2021 Annual Meeting of Stockholders

John T. Chambers INDEPENDENT Founder and Chief Executive Officer at JC2 Ventures	Age: 70	Director Since: 2018

Background

Mr. Chambers is the founder and Chief Executive Officer at JC2 Ventures, a venture capital firm. Prior to founding JC2 Ventures LLC in 2017, Mr. Chambers served as the Executive Chairman of the board of Cisco Systems, Inc. (“Cisco”), a networking and information technology company, from July 2015 to December 2017 and as Chairman of the board of Cisco from November 2006 to July 2015. He also served as Cisco’s Chief Executive Officer from January 1995 until July 2015 and President from January 1995 to November 2006. Before joining Cisco in 1991, Mr. Chambers was employed by Wang Laboratories, Inc., a former computer-based office information processing systems company, from 1982 to 1990, where, in his last role, he was the Senior Vice President of U.S. Operations. Mr. Chambers is also the Chairman of the US-India Strategic Partnership Forum and has been appointed Global Ambassador of the French Tech by President Emmanuel Macron of France. Mr. Chambers holds a B.A. and B.S. in Business, a J.D. from West Virginia University and an M.B.A. from Indiana University.

Director Qualifications

Mr. Chambers’ experience in leading and scaling Cisco Systems as its CEO and Chairman, as well as his experience with early stage companies and building and implementing strategic growth plans, provides valuable perspective to the Board in growing and scaling an organization, particularly in the areas of operations, sales, human capital management, recruitment and compensation. Mr. Chambers’ international experience and relationships and his skill in promoting technological innovation are valuable to the Board as the Company continues to expand globally.

Committee Membership Compensation	Public Company Boards None

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L. John Doerr INDEPENDENT General Partner of Kleiner Perkins Lead Independent Director	Age: 68	Director Since: 2002

Background

Mr. Doerr has been a General Partner of Kleiner Perkins Caufield & Byers (together with its affiliates, “Kleiner Perkins”) since August 1980. Mr. Doerr was previously a director of Amazon.com, Inc., an e-commerce company, from 1996 to 2010. Mr. Doerr holds a B.S. in Electrical Engineering and an M.S. in Electrical Engineering and Computer Science from Rice University and an M.B.A. from Harvard Business School.

Director Qualifications

Mr. Doerr, through Kleiner Perkins, was the first investor in the Company, and he brings valuable institutional knowledge to the Board given his long-standing history with the Company and extensive knowledge of the management team and the Company’s operations. His public company board experience has helped Bloom in its transition from a private to a public company, and his senior leadership and governance roles, deep technology expertise and experience in developing, scaling and managing technology companies and their management make him well-suited to serve on our Board and our Compensation and Organizational Development Committee.

Committee Membership Compensation	Public Company Boards • Alphabet, Inc. • Amyris, Inc.

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Michael Boskin INDEPENDENT Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow, Stanford University, and CEO and President of Boskin & Co., Inc.	Age: 74	Director Since: 2019

Background

Dr. Boskin was appointed to the Board in November 2019. He is the Tully M. Friedman Professor of Economics and Wohlford Family Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971, and is CEO and president of consulting firm Boskin & Co., Inc. Dr. Boskin currently serves on the board of directors of Oracle Corporation where he also serves as the chair of the audit committee. He served as chairman of the President’s Council of Economic Advisers from 1989 until 1993, and previously served as a director of ExxonMobil. Dr. Boskin received his B.A. with highest honors and the Chancellor’s award as outstanding undergraduate from the University of California, Berkeley, where he also received his M.A. and his Ph.D., all in economics.

Director Qualifications

Dr. Boskin is recognized internationally for his research on world economic growth, tax and budget theory and policy, U.S. saving and consumption patterns and the implications of changing technology and demography on capital, labor, and product markets. In addition to his background in public policy, he brings to the Board significant economic and financial expertise, including through his experience on the board of a publicly traded energy company and a publicly traded emerging technologies company. Dr. Boskin’s experience as CEO of his consultancy firm and as a director of another large, complex global organization provides the Board with important perspectives in its evaluation of Bloom’s practices and processes. In addition, his prior service on a public company audit committee supports the development of the Company’s Audit Committee function as we mature as a public company.

Committee Membership Audit Nominating/Governance	Public Company Boards • Oracle Corporation

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Class I Directors – Terms Expiring at the 2022 Annual Meeting of Stockholders

General Colin L. Powell Former U.S. Secretary of State and Founder and Chairman Emeritus of the America’s Promise Alliance	Age: 82	Director Since: 2009

Background

General Powell served as the 65th U.S. Secretary of State from January 2001 to January 2005. He served 35 years in the U.S. Army, rising to the rank of Four-Star General and from 1989 to 1993 served as the 12th Chairman of the Joint Chiefs of Staff. He is Chairman of the Board of Visitors of the Colin Powell School at the City College of New York and the Founder and Chairman Emeritus of the America’s Promise Alliance, a nonprofit organization advocating for the strength and well-being of America’s children and youth.

Director Qualifications

General Powell’s senior leadership positions at the highest levels of the U.S. government and philanthropic enterprises, as well as his extensive experience in building organizations and recruiting, developing, motivating and managing human capital, provides a valuable perspective to the Board, particularly in the areas of executive compensation, governance and strategic planning and operations. Additionally, his experience on the board of the global leader in customer relationship management gives him significant insight into business development strategies and technologies for the digital age.

Committee Membership None	Public Company Boards • salesforce.com, inc.

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Scott Sandell INDEPENDENT Managing General Partner at New Enterprise Associates, Inc.	Age: 55	Director Since: 2003

Background

Mr. Sandell is Managing General Partner at global venture capital firm New Enterprise Associates, Inc. (“NEA”). As a General Partner since 2000 and Co-Managing General Partner from 2015 to 2017, Mr. Sandell served as head of the firm’s technology investing practice for 10 years and has led NEA’s China investing activities for over a decade. Prior to joining NEA in 1996, Mr. Sandell worked as a Product Manager for Windows 95 at Microsoft Corporation. Mr. Sandell started his career at the Boston Consulting Group, a global management consulting firm, and later joined C-ATS Software, Inc., a software development company. Mr. Sandell currently serves on the boards of various private companies. He previously served on the boards of, among others, Data Domain, Inc., Fusion-io, Inc., Neoteris, Inc., NetIQ Corporation, Playdom, Inc., Spreadtrum Communications, Inc., Tableau Software Inc., WebEx Communications, Inc., and Workday, Inc. Mr. Sandell also currently serves on the Board of Advisors for the Thayer School of Engineering at Dartmouth and is a former Chairman of the National Venture Capital Association, a trade organization for venture capital and private equity firms. Mr. Sandell holds an A.B. from Dartmouth College and an M.B.A. from Stanford University.

Director Qualifications

Mr. Sandell has been instrumental in helping management develop the Company’s operations, market and customer growth and strategic partner relationships. Mr. Sandell’s international technical and operations experience with a wide range of technology companies, as well his service on a number of public and private company boards, lends a valuable breadth and depth of expertise to the Board on all aspects of scaling an organization and provides an important perspective to the Board on best practices and effective growth and governance strategies. In addition, Mr. Sandell’s extensive network from his role in the venture capital industry and related organizations provides the Board a wealth of industry knowledge.

Committee Membership	Public Company Boards
Compensation (Chair) Nominating/Governance	None

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KR Sridhar Founder, Chief Executive Officer and Chairman of Bloom Energy	Age: 59	Director Since: 2002

Background

Mr. Sridhar is a founder of the Company and has served as Chief Executive Officer and Chairman of the Board since March 2002. Under his leadership, the Energy Server achieved commercial production and scaled to over 400 MW in deployment, serving 250 customers in four countries and with over $600 million in revenue, the Company completed a successful IPO in 2018. Prior to founding the Company, Mr. Sridhar was director of the Space Technologies Laboratory at the University of Arizona where he was also a professor of Aerospace and Mechanical Engineering. Mr. Sridhar has served as an advisor to NASA and has led major consortia of industry, academia, and national labs. Mr. Sridhar also serves as a strategic limited partner at Kleiner Perkins, a venture capital firm. He has also served on many technical committees, panels and advisory boards and has several publications and patents. Mr. Sridhar received a B.S. in Mechanical Engineering from the National Institute of Technology, Tiruchirappali, India, as well as an M.S. in Nuclear Engineering and a Ph.D. in Mechanical Engineering from the University of Illinois, Urbana-Champaign.

Director Qualifications

As a founder of the Company who has guided the Company’s growth and development as both CEO and Chairman for almost 20 years, Mr. Sridhar has proven, unparalleled and in-depth knowledge of our Energy Server and related solutions, operations, market, regulatory environment, customers, employees and competition. His depth and breadth of technological and scientific expertise and experience with technological innovation, including through his extensive experience in the energy industry, bring invaluable insight to our Board on the Company’s products and development strategies. In addition, he provides management’s perspective in Board discussions and brings important insight regarding our strategy and operations to our Board’s deliberations.

Committee Membership	Public Company Boards
None	None

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Board Structure

Director Independence

Under NYSE listing standards, a director will qualify as an “independent director” only if, in the opinion of that listed company’s board of directors, that director does not have a material relationship with the listed company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on the information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that none of our non-employee directors has a material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that, with the exception of General Powell, each of our non-employee directors is “independent” as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC. In making its independence determination with respect to our non-employee directors other than General Powell, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. With respect to Mr. Doerr, the Board considered his role as a General Partner of Kleiner Perkins, a venture capital firm that controls 17.09% of our common stock. With respect to Mr. Sandell, the Board considered his role as Managing General Partner at NEA, a global venture capital firm that controls 20.19% of our common stock. Refer to “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below for more information regarding the beneficial ownership of our common stock and to “Related Party Transactions” below for more information regarding notes held by Kleiner Perkins and NEA. The Board also considered Mr. Immelt’s role as a venture partner at NEA. Mr. Immelt does not have beneficial ownership of the securities held directly or indirectly by NEA, nor is he a member of NEA’s management. With respect to Messrs. Doerr and Sandell, the Board considered the voting agreements by and among Mr. Sridhar, Mr. Doerr and certain affiliates of Kleiner Perkins, Mr. Sandell and certain affiliates of NEA, and others. The Board noted that the voting agreements are revocable by our stockholders at any time and will terminate automatically upon the conversion of such stockholders’ Class B Common Stock into Class A Common Stock. Refer to “Voting Agreements” below for more information. Finally, with respect to Dr. Boskin, the Board considered certain contributions made by the Company to Stanford University, where Mr. Boskin serves as the Tully M. Friedman Professor of Economics and Wohlford Family Hoover Institution Senior Fellow.

Mr. Sridhar is not independent due to his role as the Company’s Chief Executive Officer. General Powell is not independent under NYSE listing rules given the compensation he received from us in 2018 under a consulting agreement. The Company has a long-standing consulting relationship with General Powell under which he assists the Company with our selling and marketing efforts.

Board Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chairperson and the Chief Executive Officer. However, when the positions of Chairperson and the Chief Executive Officer are held by the same person, the Board of Directors will designate a lead independent director. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board chairperson role. The lead independent director presides over regular executive sessions held by the non-management directors.

KR Sridhar, the Company’s Founder and Chief Executive Officer, is also the Chairman of the Board of Directors. The Board has carefully considered whether to separate the roles of Chairman and Chief Executive Officer, and has concluded that the Company and its stockholders are currently best served by having Mr. Sridhar perform both roles. Mr. Sridhar’s direct involvement in our operations enables him to communicate knowledgeably, timely and openly with the rest of the Board regarding short- and long-term objectives as

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well as execution of our strategies. This ensures that the Board of Directors focuses on important strategic objectives yet also understands the challenges the Company faces on a day-to-day basis. Combining the roles of Chief Executive Officer and Chairman of the Board also provides a clear chain of command and single point of accountability to execute the Company’s strategy and a unified public face of the Company in its interactions with suppliers, partners, customers, and others, all of which is particularly valuable to a newly public company such as Bloom.

Lead Independent Director

The Lead Independent Director’s role is to encourage direct dialogue between all directors (particularly those with dissenting views) and management. John Doerr currently serves as our lead independent director.

As lead independent director, Mr. Doerr:

•  presides over executive sessions of the Independent Directors;

•  approves the meeting schedules to assure there is sufficient time for discussion of all agenda items;

•  serves as a liaison between the Chairperson and the Independent Directors;

•  consults with the Chairperson regarding information sent to the Board in connection with its meetings;

•  has the authority to call special meetings of the Board;

•  is available under appropriate circumstances for consultation and direct communication with stockholders; and

•  performs such other functions and responsibilities as requested by the Board from time to time.

Committees of Our Board

Our Board has three standing committees: the Audit Committee, the Compensation and Organizational Development Committee (“Compensation Committee”) and the Nominating Committee. Only independent directors serve on our Board committees.

Our Board has adopted written charters for each of its committees, and copies of the charters are available on our website (www.bloomenergy.com) in the corporate governance section of our investor relations webpage. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our Board. None of the material on our website is part of this proxy statement or is incorporated by reference herein.

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Audit Committee
2019 Meetings: 8	Members: Mary K. Bush (Chair) Michael Boskin Jeffrey Immelt Eddy Zervigon

The Audit Committee adopted a written charter approved by our Board of Directors that, among other things, specifies the scope of its rights and responsibilities and satisfies the applicable standards of the SEC and the NYSE.

Principal Responsibilities:

The duties of our Audit Committee include, among other things:

•   selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•   helping to ensure the independence and performance of the independent registered public accounting firm;

•   discussing the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent accountants, our interim and year-end operating results;

•   developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•   reviewing our policies on risk assessment and risk management;

•   obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues;

•   approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm; and

•   reviewing related party transactions and proposed waivers of our code of conduct.

The Board of Directors has determined that each member of our Audit Committee meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and the NYSE rules and regulations. Each member of our Audit Committee is financially literate as required by current NYSE listing standards. In addition, the Board of Directors has determined that each of Ms. Bush, Mr. Immelt and Mr. Zervigon is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933 (the “Securities Act”).

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Compensation and Organizational Development Committee
2019 Meetings: 4	Members: Scott Sandell (Chair) John Chambers L. John Doerr

The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers and evaluation of the performance of our senior leadership team.

Principal Responsibilities:

The duties of our Compensation Committee include, among other things:

•   evaluating the performance of our executive officers, including the chief executive officer;

•   periodically reviewing and making recommendations regarding the reporting structure within our executive officer team, and the effectiveness and efficiency of the team;

•   determining or making recommendations to our Board of Directors regarding the compensation of our executive officers;

•   administering our stock and equity incentive plans;

•   making recommendations to our Board of Directors regarding incentive compensation and equity plans; and

•   reviewing general policies relating to compensation and benefits of our employees.

All members of the Compensation Committee are independent. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or have served during the last fiscal year ended December 31, 2019, as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or compensation and organization development committee.

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Nominating, Governance and Public Policy Committee
2019 Meetings: 5	Members: Eddy Zervigon (Chair) Michael Boskin Scott Sandell

Principal Responsibilities:

The duties of our Nominating Committee include, among other things:

•   considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•   reviewing developments in corporate governance practices;

•   evaluating the adequacy of our corporate governance practices and reporting;

•   overseeing the Company’s stockholder engagement program; and

•   developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters.

In addition to its nominating and governance responsibilities, the Nominating Committee:

•   monitors, evaluates and provides guidance on social and political trends, issues, legislative proposals and regulatory developments, both domestic and international, which would affect the Company’s business;

•   reviews, assesses and provides guidance to management and the Board on domestic and international legislation, regulation and trade, energy and environmental policy; and

•   develops general guidelines for political and charitable contributions made by the Company and annually reviews the political and charitable contributions made.

All members of the Nominating Committee are independent.

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Board’s Role and Responsibilities

The Board’s Role in Risk Oversight

Our Board of Directors is responsible for overseeing our risk management and believes that a thorough and strategic approach to risk oversight is critical. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by regular reports from our management team, including senior personnel who lead a variety of functions across the business, as well as input from external advisors, as appropriate. These reports are designed to provide timely visibility to the Board of Directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments.

The full Board of Directors has primary responsibility for evaluating strategic and operational risk management. Our Audit Committee is responsible for overseeing our major financial, legal, and regulatory risk exposures, which span a variety of areas including litigation, legal and regulatory compliance, reputational and policy matters, financial reporting and controls, credit and liquidity, IT, tax, conflicts of interest and related party transactions, cybersecurity, and international operations. Our Audit Committee also oversees the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk and related compliance efforts. Our Compensation Committee evaluates risks arising from compensation policies and practices and ensures they do not incentivize excessive risk taking, as well as risks related to recruiting, retention, attrition and succession planning. Our Nominating Committee evaluates risks arising from our corporate governance practices, leadership structure of the Board of Directors, compensation of the Board of Directors and public policy developments. Each of our committees provides reports to the full Board of Directors regarding these and other matters.

BOARD OF DIRECTORS Has the primary responsibility for evaluating strategic and operational risk management

AUDIT COMMITTEE Oversees major financial, legal, and regulatory risk exposures Oversees the steps our management has taken to monitor and control these exposures	COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE Evaluates risks arising from compensation policies and practices and risks related to recruiting, retention, attrition and succession planning

NOMINATING, GOVERNANCE
AND PUBLIC POLICY
COMMITTEE

Evaluates risks arising from our corporate governance practices, leadership structure of the Board of Directors, compensation of the Board of Directors and public policy developments

MANAGEMENT Informs the oversight responsibility of the Board and committees through regular reports, including senior personnel and external advisors

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Stockholder Engagement

Bloom management engages with our stockholders on a regular basis on a wide range of topics of interest to our stakeholders. We hold regular quarterly earnings release conference calls, which include a question and answer session with our institutional investors and analysts. These calls are announced to the public in advance, and we provide an opportunity for investors to participate by webcast. A recording of the earnings call and Q&A is available for 30 days following the call. We also participate in investor conferences on a periodic basis, and currently plan to hold an investor day in New York City in 2020, which we expect will become an annual event. We also host interested investors and potential investors at our headquarters and manufacturing facilities for meetings with members of executive management.

How we engaged with investors

•  During 2019, we participated in investor conferences and participated in numerous non-deal roadshows where we visited investors directly, including during two roadshows in Europe. Additionally, we hosted current and prospective investors at our headquarters for discussions with management, including a tour of our manufacturing facilities.

•  Between October and December 2019, we engaged an external research firm to conduct a comprehensive investor perception study with current and prospective investors and other members of the investment community. The firm conducted telephone interviews with stockholders and other members of the investment community to discuss Bloom’s progress to date and future challenges with respect to engaging with the investment community.

What we discussed with our investors and how we responded

•  During our telephonic outreach in late 2019, we discussed management’s efforts with respect to outreach and received valuable feedback regarding ways in which we can better engage with investors, including having our CEO participate in additional investor conferences and roadshows, which we plan to implement in 2020.

•  Among other things, the investment community asked us to simplify our guidance metrics. We responded by updating our guidance to include only two metrics: total revenue and adjusted EBITDA.

•  Our investors have expressed enthusiasm for more information regarding the ways in which our Energy Servers, and our company more broadly, work to promote sustainability. We have provided technical notes on certain environmental topics on our website and included an overview under “Sustainability at Bloom” above of certain ESG metrics that we track.

Our investor relations website at http://investor.bloomenergy.com contains links to announcements regarding our earnings release conference calls and other investor resources, and our external communications team, in cooperation with our investor relations team, posts information of interest to our investors on social media sites such as LinkedIn (https://www.linkedin.com/company/bloom-energy/) and Twitter (@Bloom_Energy). Information posted on our investor relations website or social media sites is not incorporated by reference into this Proxy Statement or any of our public filings with the SEC.

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Board of Directors Meetings and Annual Meeting Attendance

The Board of Directors held four meetings and acted five times by unanimous written consent during the fiscal year ended December 31, 2019. Additionally, from time to time between formal meetings, members of the Board participate in update or status phone call and briefings, which are not meetings of the Board and therefore not included in the total. Each director other than Mr. Chambers attended at least 75% of the aggregate number of Board of Directors meetings and meetings of committees on which he or she served during the portion of the last fiscal year for which he or she was a director or committee member.

It is the Company’s policy to encourage our directors to attend annual meetings of stockholders, and we expect that all directors will attend the 2020 Annual Meeting. In 2019, all of our directors, other than Ms. Bush who had an unavoidable conflict, attended our annual meeting of stockholders in person.

Board Processes and Policies

Corporate Governance Guidelines; Materials Available on Our Website

Our Board of Directors has adopted Corporate Governance Guidelines that provide the framework for our corporate governance, along with our Certificate of Incorporation, Bylaws, committee charters and other key governance practices and policies. Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, Board membership criteria, and Board committee composition.

The Corporate Governance Guidelines and the other corporate governance documents listed below are available in the Investor Relations section of our website at http://investor.bloomenergy.com by clicking on the “Corporate Governance/ Governance Documents” link thereunder.

•	Certificate of Incorporation
•	Restated Bylaws
•	Corporate Governance Guidelines
•	Global Code of Business Conduct and Ethics
•	Audit Committee Charter
•	Compensation Committee Charter
•	Nominating Committee Charter

The contents posted on our website are not incorporated by reference into this Proxy Statement or any of our filings with the SEC.

Global Code of Business Conduct and Ethics

Our Board of Directors has adopted a Global Code of Business Conduct and Ethics that applies to all of our employees, officers, directors and contractors. The Audit Committee, on behalf of the Board of Directors, oversees compliance with the Global Code of Business Conduct and Ethics, including the consideration of actual and potential conflicts of interest, the review and approval of related party transactions and the review and approval of procedures for handling complaints regarding accounting or auditing matters. Our Ethics Hotline provides a vehicle for those subject to our Global Code of Business Conduct and Ethics to submit to us or to our Audit Committee confidential, anonymous reports of concerns regarding, among other matters, fraud or questionable accounting or auditing matters. The Audit Committee receives a regular report from executive management that summarizes the number and types of issues submitted to us through our Ethics Hotline and management’s responses with respect thereto.

Our Global Code of Business Conduct is available on our website at http://investor.bloomenergy.com under the “Corporate Governance” tab. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Global Code of Business Conduct by posting such information on our website at the address specified above.

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Board and Committee Evaluations

The Board and its principal committees perform an annual self-assessment to (i) foster a culture of accountability for performance and continuous improvement and (ii) identify forward-looking needs for skills and experience of Board members so that the Board is able to meet its strategic objectives. Topics reviewed during the 2019 evaluation process included Board composition (skills, experience, diversity), information regularly provided to the Board (pre-reading materials, director orientation materials), agendas and meetings (quantity and quality of information presented), Board dynamics and relationship with management, Board processes (how the Board engages on strategy, risk oversight, CEO succession and evaluation), Committee effectiveness in meeting responsibilities outlined in the committee charters, and individual director performance (strengths, contributions, opportunities for improvement).

The Board and Committee evaluation process for 2019 was conducted as follows:

1
Feedback from Directors

Outside counsel well known to the Board was engaged to speak with each of our directors regarding a list of topics of importance to the Board and its committees. Topics included Board composition; agendas and meetings; Board information; Board dynamics; Board processes; Committee effectiveness; and individual performance

2
Meeting with Lead Independent Director and Chairmen/CEO

Results of the conversations with individual directors were shared with our Lead Independent Director and our Chairman/CEO and follow-up action items were discussed.

3 Presentation Developed for Board and Committee Discussion A presentation summarizing the results of the evaluation was then developed to facilitate Board and committee discussions.

4
Board and Committee Discussions Held

The Board and each committee then discussed the evaluation results and agreed upon action items and a timeline for implementation of any recommended changes to the Board, its membership, its processes and the operations of its committees.

5
Outcome of the Evaluation

Adjustments were made to the Board and committee meetings and processes as recommended by the Board and each committee. Action items were shared with management to the extent required to improve the meeting process.

Director Orientation

We provide an orientation process for new directors that includes background material, meetings with senior management, and visits to Bloom Energy facilities. This process may include presentations by senior management to familiarize new directors with Bloom Energy’s strategic plans, its significant accounting, financial and risk management issues, its compliance program and its Global Code of Business Conduct and Ethics.

Director Education

The Board encourages all directors to stay abreast of developing trends for directors from the variety of sources available. Our Nominating Committee has established a policy regarding reimbursement of directors for reasonable costs associated with the directors’ participation in continuing education programs related to their service as directors. Director education is also integrated into our Board and committee meeting calendars. Members of management and subject matter experts participate in director education sessions which provide an opportunity for our directors to stay current with respect to our business, emerging corporate governance topics, or other issues pertaining to their service on our Board.

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Stockholder Communications with Our Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors, the lead independent director, the independent directors as a group or individual directors by sending a communication to:

Bloom Energy Corporation
Office of the Corporate Secretary
4353 North First Street, 4th Floor
San Jose, California 95134

Each communication should specify the intended recipient(s). The Office of the Corporate Secretary will initially process the communications and forward appropriate material to applicable members of the Board of Directors.

Related Party Transactions

Our Board of Directors has adopted a related party transactions policy which, along with the charter of our Audit Committee, requires that any transaction with a related party that must be reported under the applicable SEC rules must be reviewed and approved or ratified by our Audit Committee, unless the related party is, or is associated with, a member of the Audit Committee, in which event the transaction must be reviewed and approved by our Nominating Committee.

Our related party transactions policy applies to transactions, arrangements or relationships in which we are a participant, in which the amount involved exceeds $120,000, and in which a related party has or will have a direct or indirect material interest. A related party is: (i) any of our directors, nominees for director or executive officers, (ii) any immediate family member of a director, nominee for director or executive officer, and (iii) any person, and his or her immediate family members, or entity that is known by us to be a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.

In determining whether to approve or reject a related party transaction, the Audit Committee considers the relevant and available facts, including the impact on a director’s independence if the related party is a director, immediate family member of a director or an entity with which a director is affiliated, the terms of the transaction and any other relevant information and considerations. The Audit Committee will approve only those transactions with related parties that, in light of known circumstances, are in or are not inconsistent with, the best interest of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion. The Audit Committee may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the proposed transaction

Related Party Transactions

As of December 31, 2019, $299.0 million of the Company’s debt was held by investors considered to be related parties.

Over the years ended December 31, 2013 and 2014, we obtained $40.8 million and $4.1 million, respectively, in term loans due September 2028 from Alberta Investment Management Corporation (“Alberta”) to fund the purchase and installation of Energy Servers related to PPA IIIa. Peter Teti, who serves on our Board of Directors, is Senior Vice President of Private Equity, Relationship Investing and Special Opportunities for Alberta. The loan bears a fixed interest rate of 7.5% and the total debt balance was $38.3 million as of December 31, 2019.

In September 2015, we issued $12.5 million in principal amount of our 6% Notes to Kleiner Perkins and $12.5 million in principal amount of our 6% Notes to NEA pursuant to a note purchase agreement. Between December 2015 and September 2016, we issued $160.0 million in 6% Notes which are held by Canada Pension Plan Investment Board (“CPPIB”) as of December 31, 2019. In connection with this issuance, we agreed to issue upon the occurrence of certain conditions warrants to purchase up to a maximum of 312,888 shares of our Class B common stock. Upon completion of our IPO, the 312,888 warrants were net exercised for 312,575 shares of Class B Common stock.

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Each of Kleiner Perkins, NEA and CPPIB is considered a stockholder of the Company that beneficially owns greater than 5% of our outstanding Class B common stock on an as converted basis. Such beneficial ownership includes, as applicable, shares issuable upon conversion of 6% Notes and shares issuable upon the exercise of warrants. Mr. Doerr is a general partner of Kleiner Perkins. Mr. Sandell is the managing general partner of NEA.

Since inception of the 6% Notes, we have recorded $2.0 million in accrued interest for 6% Notes held by KPCB, $1.7 million in accrued interest for 6% Notes held by NEA, $26.9 million in accrued interest for 6% Notes held by CPPIB, and $3.0 million in accrued interest for PPA IIIa, held by Alberta. In 2019, we paid the following amounts of principal and interest, as noted, to our related party debt holders: Kleiner Perkins 6% Notes: $6,933,524 (principal); $832,020 (interest); NEA 6% Notes: $0 (principal); $901,355 (interest); CPPIB 6% Notes: $0 (principal); $11,985,545 (interest); and Alberta PPA IIIa: $2,200,220 (principal); $3,003,899 (interest).

As the company makes cash payments for the interest accrued on a monthly basis, as of December 31, 2019, we had no accrued interest due to 6% Note holders. As of December 31, 2019, the total debt balance outstanding under the 6% Notes was $6.9 million for Kleiner Perkins and $13.9 million for NEA. As of December 31, 2019, the total debt balance outstanding under the 6% Notes held by CPPIB was $239.9 million and the total debt balance outstanding under PPA IIIa was $38.3 million.

Director Compensation

Non-Employee Director Compensation Program

The Board believes it is in the best interests of the Company and its stockholders to adopt a compensation program for directors who are not Company employees or directors designated to serve on the Board by investors pursuant to contractual rights (our “Qualifying Directors”). All of our directors other than Peter Teti, whose initial appointment to the Board was pursuant to an arrangement with AIMCo, and KR Sridhar, our CEO and Chairman, are Qualifying Directors.

Role of Compensation Consultant

Our Compensation Committee has retained the services of Compensia, Inc. (“Compensia”), an independent compensation consultant, to assist the Compensation Committee in evaluating and refining our Board of Directors’ compensation program. Compensia provided advice regarding, among other things, peer group composition, a competitive market analysis, and equity strategy. Compensia also provides advice on our executive compensation program. The Compensation Committee has assessed the independence of Compensia pursuant to the NYSE rules and the Company concluded that the work performed by Compensia for the Compensation Committee did not raise any conflicts of interest.

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Annual Cash Compensation

The following is a summary of the cash compensation that we provide to our Qualifying Directors on an annual basis. Such cash compensation is paid in quarterly installments. In addition, all of our directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings, including reasonable expenses for travel, meals and lodging.

General Board Service
Board service	$60,000
Lead independent director	20,000
Committee Service
Audit Committee
Chair*	30,000
Member	15,000
Compensation and Organizational Development Committee
Chair	20,000
Member	10,000
Nominating, Governance and Public Policy Committee
Chair	15,000
Member	5,000
*	Ms. Bush receives $40,000 for her service as the Chair of the Audit Committee. This amount was established before we adopted our non-employee director compensation policy, and the Board determined that her compensation as Audit Committee Chair should remain at the previously established amount for as long as she serves in that capacity or until the Board determines otherwise.

In May 2019, upon the recommendation of Compensia, the Board of Directors reviewed the cash compensation that we paid to our Qualifying Directors and determined that no changes were advisable to the cash compensation program other than that Messrs. Doerr and Sandell, who had not previously received cash compensation, would move to the standard cash compensation arrangement beginning in the third quarter of 2019.

Equity Compensation

When the Company’s Class A common stock began trading in the public market in July 2018, each Qualifying Director appointed to the Board following the IPO was entitled to receive 13,333 RSUs, which vested annually over three years (the “Initial Awards”). On the date of each annual meeting thereafter, each Qualifying Director who had been serving on the Board and continued to serve on the Board after the annual meeting would be entitled to receive 5,000 RSUs, all of which would vest on the one-year anniversary of the grant date (the “Annual Award”); provided, that any Qualifying Director who received an initial award would not be eligible for an Annual Award until the Qualifying Director’s Initial Award was fully vested.

In May 2019, following a review of market data and on the recommendation of Compensia, our compensation consultant, the Compensation Committee recommended and the Board of Directors approved a change to the equity compensation program for its Qualifying Directors, determining that instead of the Annual Award described above, our Qualifying Directors would receive an annual grant of RSUs with a fair market value of $170,000 as of the date of grant. The RSU grants would vest on the date of the next annual meeting of stockholders. Qualifying Directors who were appointed to the Board after May 2019 would be entitled to receive a pro-rated grant of RSUs based on their start date as a director.

On May 15, 2019, each Qualifying Director who had been serving on the Board as of May 8, 2019, the date of the 2019 Annual Meeting of Stockholders and who continued to serve on the Board following the 2019 Annual Meeting, was granted 12,734 RSUs, which vest as to 100% of the shares on the date of the 2020 Annual Meeting, subject to the Qualifying Director’s continued service on the Board as of that date. Both Dr. Boskin and Mr. Immelt were appointed to the Board in November 2019, and each received a grant of 15,245 RSUs at that time, which was an amount based on $170,000 in fair market value of the Company’s Class A common stock as pro-rated based on their start dates.

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2019 Director Equity Compensation Grants

	Equity Awards Granted
Qualifying Director	Annual Grant (# of Restricted Stock Units)	Pro-Rated Grant on 11/12/2019 (# of Restricted Stock Units)
Michael Boskin	—	15,245
Mary K. Bush	12,734	—
John T. Chambers	12,734	—
L. John Doerr	12,734	—
Jeffrey Immelt	—	15,245
Colin L. Powell	12,734	—
Scott Sandell	12,734	—
Eddy Zervigon	12,734	—

Non-Employee Director Deferred Compensation Plan

In November 2019, the Board of Directors adopted a deferred compensation plan which allows our non-employee directors to defer all or a portion of their Board compensation, including cash fees and RSU grants, for distribution at a later date. All deferred compensation is paid in deferred RSUs that settle on the terms and conditions elected by the non-employee director. A copy of the Non-Employee Director Deferred Compensation Plan is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019.

2019 Director Compensation

The following table provides information for all compensation awarded to or earned by our Qualifying Directors for the year ending December 31, 2019. Neither Mr. Teti nor Mr. Sridhar is a Qualifying Director and neither received compensation for his service as a director in 2019. Please see the 2019 Summary Compensation Table for information regarding Mr. Sridhar’s 2019 compensation as the Company’s Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Kelly A. Ayotte(2)	37,500	—	—	37,500
Michael Boskin(5)	20,000	84,762	—	104,762
Mary K. Bush	100,000	169,999	—	269,999
John T. Chambers(3)	—	204,996	—	207,996
L. John Doerr(7)	35,000	169,999	—	204,999
Jeffrey Immelt(5)	18,750	84,762	—	103,512
Colin L. Powell(4)	75,000	169,999	119,000	363,999
Scott Sandell(7)	50,000	169,999	—	219,999
Eddy Zervigon	82,500	169,999	—	252,499
(1)	The amounts reported represent the aggregate grant date fair value of restricted stock units (RSUs) granted during 2019 for Board service in 2019 as computed in accordance with ASC 718. See Note 2 to our 2019 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. The amounts reported in this column reflect the accounting cost for these RSUs and do not purport to reflect the value that will be recognized by our directors.

As of December 31, 2019, the following non-employee directors who served on the Board during 2019 had the following outstanding equity awards: Dr. Boskin, 15,245 RSUs; Ms. Bush, 44,344 RSUs and 50,000 stock options; Mr. Chambers, 21,622 RSUs; Mr. Doerr, 12,734 RSUs; Mr. Immelt, 15,245 RSUs; General Powell, 64,384 RSUs and 83,333 stock options; Mr. Sandell, 12,734 RSUs; and Mr. Zervigon, 12,734 RSUs.

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(2)	Ms. Ayotte left the Board effective May 10, 2019.

(3)	Mr. Chambers’ cash compensation for his service on the Board and the Compensation Committee is payable as fully vested shares of our Class A common stock for each of his first two years of service and is payable in cash thereafter. Mr. Chambers joined the Board in August 2018. In 2019, in lieu of his cash fee, he received a grant of 11,075 shares of Class A common stock, which reflects payment for a half year’s service. Overpayment in 2018 was adjusted in 2019.

(4)	For the year ended December 31, 2019, General Colin Powell received $119,000 of compensation pursuant to a consulting agreement with the Company. A copy of General Powell’s consulting agreement is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019.

(5)	Dr. Boskin and Mr. Immelt were appointed to the Board of Directors on November 12, 2019 and their compensation is pro-rated based on their start dates.

(6)	Messrs. Doerr and Sandell were not eligible to receive cash compensation for their Board service until the third quarter of 2019. Mr. Sandell’s board compensation is paid to NEA. See “Board Compensation” section of this proxy statement for more information.

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Information about Our Executive Officers

Information about our executive officers is set forth below:

KR Sridhar
Founder, Chairman, Chief Executive Officer	Age: 59
Background Please see page 35 of this Proxy Statement for Mr. Sridhar’s biography.

Gregory Cameron
Executive Vice President and Chief Financial Officer	Age: 51

Background

Gregory Cameron was appointed to serve as our Executive Vice President, Chief Financial Officer effective April 1, 2020. He succeeds Randy Furr who retired on March 31, 2020. Prior to joining Bloom Energy, Greg was a General Electric (GE) Company officer. Over his 26-year career there, Greg had a strong history of driving change, fostering positive transitions, and conquering challenges through sound fiscal and business direction. From 2018 through 2019, Greg served as President & CEO of Global Operations for GE Company and from 2016 through 2018 as President & CEO of GE Capital’s Global Legacy Solutions. Prior to 2016, Greg was the CFO of several GE Capital Business segments, including GE Capital Americas from 2009 through 2016, where he led the finance function for a business providing financing, fleet services, M&A, buyout, and restructuring capital to companies in more than 40 industries. In the earlier stages of his career with GE, Greg held CFO roles in GE Capital Solutions, Corporate Financial Services, and Healthcare Financial Services. He also held multiple roles in FP&A, served on the Corporate Audit Staff, and was an associate of the Financial Services Training Program. Greg holds a B.A. in Economics from St. Lawrence University.

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Susan Brennan
Executive Vice President, Chief Operations Officer	Age: 57

Background

Susan Brennan has served as our Executive Vice President, Chief Operations Officer since November 2013. Prior to joining Bloom Energy, Ms. Brennan served as Vice President of Manufacturing – Smyrna and Decherd at Nissan North America, Inc., an automobile company, from October 2008 to November 2013. She also previously served as Director of Global Manufacturing at Ford Motor Company, an automobile company, and in other corporate and manufacturing management roles at Ford Motor Company, Visteon Corporation, a global automotive electronics supplier, and Douglas & Lomason Company, an automotive parts supplier. Ms. Brennan has served as a member of the board of directors of Senior PLC since January 2016. Ms. Brennan holds a B.S. in Microbiology from the University of Illinois, Urbana-Champaign and an M.B.A. from the University of Nebraska, Omaha.

Ramakrishna (Hari) Pillai
Executive Vice President, Customer Installations Group	Age: 59

Background

Hari Pillai has served as our Executive Vice President, Customer Installations Group, since December 2018. In that role, he leads a team of professionals across field applications engineering, design, permits, utility interconnections, program management, and supply chain management to ensure the smooth high-quality installation of Bloom Energy’s solutions. Hari has more than 20 years of operating experience at senior management levels in fast growing technology and service companies. Hari most recently served as Chief Executive Officer and President at Contec Holdings LLC from 2013 where he oversaw all aspects of Contec’s business. Prior to that, Hari spent 17 years at Sanmina, most recently as Chief Operating Officer and President of the company. His earlier career included a variety of Operations, Product Development, and General Management roles at Digital Equipment Corporation - now Hewlett-Packard - and at Solectron Corporation - now Flextronics. Hari is a graduate of Trinity College at the University of Dublin in Ireland where he received his B.Sc. in Management and of the Smurfit School of Business at University College Dublin where he received his Master in Business (MBS) with First Class Honors.

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Shawn Soderberg
Executive Vice President, General Counsel and Secretary	Age: 59

Background

Shawn Soderberg has served as our Executive Vice President, General Counsel and Secretary since January 2016. Before joining us, Ms. Soderberg was the Executive Vice President, General Counsel and Secretary of Bio-Rad Laboratories, a global medical technology provider for the life science and clinical diagnostics industries from 2013 to 2016. Prior to that, Ms. Soderberg was the Senior Vice President, General Counsel and Secretary of Aricent Group, a global design and software engineering services and product company, from 2006 to 2013; Managing Director and General Counsel of H&Q Asia Pacific, a private equity firm, from 2000 to 2006; Vice President, General Counsel and Secretary of Oak Technology, a semiconductor and embedded solutions provider for the optical storage and the digital home entertainment market, from 1996 to 2000; and General Counsel of Microtec Research, Inc., a software provider for embedded systems, from 1994 to 1996. Prior to Ms. Soderberg’s General Counsel experience, she practiced in a law firm environment. Ms. Soderberg holds a B.S. in Accounting from the University of Santa Clara, a J.D. from Seattle University School of Law and an LL.M. in Taxation from New York University.

Swaminathan (Venkat) Venkataraman
Executive Vice President, Engineering and Chief Technology Officer	Age: 59

Background

Venkat Venkataraman has served as our Executive Vice President of Engineering and Chief Technology Officer since December 2003. He has authored or co-authored several patents in the areas of solid oxide fuel cell technology, fuel processing and heat integration and control systems. Prior to joining Bloom Energy, Mr. Venkataraman was a Principal Technologist at Aspen Technology, Inc., a provider of supply chain management software and professional services, from 1987 to 2003, where he led the commercial development of high end design, simulation and optimization software for the chemical and petrochemical industries. Mr. Venkataraman holds a bachelor’s degree in Chemical Engineering from the National Institute of Technology, Tiruchirappali and a Ph.D. in Chemical Engineering from Clarkson University.

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Chris White
Executive Vice President, Global Sales	Age: 57

Background

Chris White joined Bloom Energy as Executive Vice President and Chief Sales Officer in June of 2019. Chris has more than 25 years of experience managing industries and market transformations. Chris most recently served as CEO of the Americas at Signify (formerly Philips Lighting), where he established an industry leadership position, and inspired innovation and growth throughout the region. Before joining Signify, Chris held several transformational executive roles including a 20-year tenure at Cisco. As Global Senior Vice President of Internet of Things (IoT) Sales, Strategy and Go-to-Market, he spearheaded Cisco’s market leadership and grew a $1B business in three years. He previously grew Cisco’s Sports and Entertainment group from a $20 million start-up to a $500 million business in less than five years. Before Cisco, he served on the leadership teams of two start-ups, one IPO and two successful acquisitions by Microsoft and Cisco respectively. Chris is a graduate of Kingston College at the University of London where he received his B.A. in Business with Honors. Chris also serves on the Advisory Boards for Ingram Micro, Big Data Partners, and the Paul Merage School of Business at the University of California, Irvine.

There are no family relationships between any of our executive officers or directors.

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Executive Compensation

The following is a discussion of the compensation arrangements of our named executive officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements available to emerging growth companies.

Executive Compensation Program Overview

This section provides a discussion of the compensation earned by Chief Executive Officer and Chairman and our two other most highly compensated executive officers for the fiscal year ended December 31, 2019. We refer to these individuals as our “named executive officers.” For 2019, our named executive officers were:

•	KR Sridhar, Founder, Chief Executive Officer and Chairman;
•	Chris White, Executive Vice President, Global Sales; and
•	Hari Pillai, Executive Vice President, Customer Installations Group.

Executive Compensation Program Design

Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success and, by extension, that of our stockholders. For 2019, the material elements of our executive compensation program were:

Compensation Element	Designed to Reward	Relationship to Business Objectives
Base Salary	Knowledge and experience, as well as past and present scope of responsibilities	Attracts and retains an effective management team
Non-Equity Incentive Plan (i.e., performance based cash bonus)	Success in achieving quarterly and annual performance results	Helps create a “pay for performance” culture Motivates and rewards our executives for achieving performance goals that contribute to our long-term success and that of our stockholders
Equity Awards	Success in achieving long-term, sustainable results	Aligns executive goals and objectives with the interests of our stockholders Focuses our executives on our long-term performance
Periodic Bonuses (Cash and/or Equity)	Exceptional contribution to our business, outside of the performance targets set in the non-equity incentive plan program	Encourages going “above and beyond” when executing on our business objectives and when managing their teams

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The Compensation Committee does not have a set formula by which it determines how much of the executive’s compensation is fixed (i.e., base salary) rather than variable or “at risk” (i.e., performance based equity and non-equity incentives, periodic or “spot” bonuses). The Committee generally targets compensation levels at approximately the 50th percentile of our executive compensation peer group, but also takes into account the scope and extent of each executive’s past and present role and responsibilities, his or her skills, knowledge and experience, and any additional relevant factors, including retention and performance incentives.

Bloom does not provide fringe benefits such as a car allowance or other perquisites to its executive officers. The executive officers participate in Bloom’s standard health and welfare programs, including group health and life insurance, dental and vision insurance. They are also eligible to participate in a 401(k) retirement plan and, other than Mr. Sridhar who is not currently eligible, are offered an opportunity to participate in our Employee Stock Purchase Plan. We do not match employee contributions to our 401(k) retirement plan but have the discretion to do so in the future.

Oversight of Executive Compensation Program

Executive officer compensation decisions are made by our Compensation Committee. Our Compensation Committee is responsible for establishing our general compensation philosophy and setting the compensation levels of each of our executive officers. Our Compensation Committee has retained the services of Compensia, an independent compensation consultant, to assist the Compensation Committee in evaluating and refining our executive compensation program. In 2019, Compensia provided advice regarding, among other things, peer group composition, a competitive market analysis, and equity strategy. Compensia also provides advice on our director compensation program. The Compensation Committee has assessed the independence of Compensia pursuant to NYSE rules and the Company concluded that the work performed by Compensia for the Compensation Committee did not raise any conflicts of interest.

Market Positioning

As part of its annual compensation review process, the Compensation Committee generally reviews an analysis prepared by Compensia of market pay practices for positions similar to the positions of our named executive officers and other key executives, adjusted to take into account differences, if any, in the scope of the executive officers’ responsibilities compared to their counterparts in positions with similar titles in comparable companies. The list of the fifteen companies used for comparison purposes (our “peer group”) for 2019 is as follows:

• Advanced Energy Industries • Cognex • Coherent • Finisar • First Solar • Hexcel • Infinera • Integrated Device Technology	• IPG Photonics • Itron • Lumentum Holdings • Monolithic Power Systems • Ormat Technologies • Power Integrations • Pure Storage
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The 2019 executive compensation peer group was comprised of technology sector companies focusing on energy/alternative energy business, and companies with complex product and manufacturing operations. The peer group companies generally had revenue between $200M and $2B, a market capitalization between $1.5B and $12B, and are headquartered in the United States, with consideration given to San Francisco Bay Area companies in the overall peer group.

In November 2019, the Compensation Committee, with the assistance of Compensia, reviewed our executive compensation peer group and made certain changes designed to better align our peer group with our current business size and scope. The Committee decided to remove seven of the 2019 peer group companies, including Integrated Device Technology (acquired in March 2019), Cognex, Hexcel, IPG Photonics, Lumentum Holdings, PureStorage and Monolithic Power Systems, and added seven new peer companies (noted with an asterisk below), such that the Company’s peer group is comprised of the following fifteen companies:

• Advanced Energy Industries • Alpha and Omega Semiconductor* • Coherent • Extreme Networks* • Finisar • First Solar • FormFactor* • Infinera	• Itron • Omat Technologies • Power Integrations • SunPower* • Sunrun* • Synaptics* • Ultra Clean Holdings*

The 2020 executive compensation peer group is focused on alternative energy, infrastructure or power generation companies, and technology sector companies in the comparable energy/alternative energy sector, with complex product and manufacturing operations and a strong research and development focus. The peer group companies generally have revenue between $400M and $3.5B, a market capitalization between $250M and $2.0B, and are headquartered in the United States.

Our Chief Executive Officer’s Compensation

Mr. Sridhar’s total compensation for 2019 was mostly comprised of variable elements. In addition to his fixed base salary, Mr. Sridhar participated into the Non-Equity Incentive Plan, which payouts were based on our quarterly and annual Operating Income and Revenue results. Mr. Sridhar received the third payout on a 2018 Cash Bonus award linked to the achievement of 2018 and 2019 milestones. In addition, he received equity grants which value was delivered half through RSUs and half through Stock Options. Below is a representation of the predominance of equity over cash as well as the large percentage of the total compensation delivered through variable elements of the package.

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Other NEO Compensation

Mr. Pillai, our Executive Vice President, Customer Installations Group, and Mr. White, our Executive Vice President, Global Sales, were recently hired by Bloom to perform mission critical functions.

When determining Mr. Pillai’s compensation, the Compensation Committee looked at comparable market data from our executive compensation peer companies and took into consideration the unique and expansive nature of Mr. Pillai’s role at Bloom. Following that review, the Committee approved an annual base salary of $400,000 with a 60% target bonus opportunity under the Company’s non-equity incentive plan. As an additional incentive to join the Company, Mr. Pillai was also granted 100,000 stock options and 150,000 restricted stock units. In addition, the Compensation Committee offered Mr. Pillai certain change in control severance benefits as more fully described in this Proxy Statement under the heading “Change in Control Arrangements.” A copy of Mr. Pillai’s offer letter is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Please see the Summary Compensation Table for information regarding Mr. Pillai’s compensation for 2019.

When determining Mr. White’s compensation, the Compensation Committee reviewed comparable market data from our executive compensation peer companies and took into consideration the critical role that an experienced leader in global sales would serve in the Company. In order to induce Mr. White to join Bloom and relocate to the San Francisco Bay Area, the Committee approved an annual base salary of $400,000 and an annual cash bonus incentive under the Company’s Sales Incentive Plan. The Committee determined that Bloom would guarantee the remainder of Mr. White’s 2019 incentive compensation but that Mr. White would participate fully in the 2020 Sales Incentive Program with no guaranteed payout. Mr. White was also offered a relocation allowance of $250,000 and a grant of 225,000 stock options and 275,000 restricted stock units. In addition, the Compensation Committee offered Mr. White certain change in control severance benefits as more fully described in this Proxy Statement under the heading “Change in Control Arrangements.” A copy of Mr. White’s offer letter is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Please see the Summary Compensation Table for information regarding Mr. White’s compensation for 2019.

Principal Elements of Compensation

Base Salary

Base salaries for our executive officers are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us.

In April 2019, after a review of comparable market data provided by Compensia and taking into consideration his significant role and responsibilities as Chief Executive Officer and Chairman of the Board, the Compensation Committee approved a 4% increase in Mr. Sridhar’s base salary from $615,000 to $646,000. Mr. Pillai’s and Mr. White’s base salaries remained unchanged during 2019 since they had been recently hired and their salaries had been set at their time of hire, in December 2018 and June 2019, respectively.

Non-Equity Incentive Plan

Historically, we have provided our senior leadership team with short-term incentive compensation through our short-term cash incentive plan. This incentive plan holds executives accountable for their performance against Company financial and other goals, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our short-term incentive plan provides cash incentive award opportunities based on a quantitative assessment by the Compensation Committee of the Company’s performance and an additional, qualitative assessment by the Company’s Chief Executive Officer of the individual executive officer’s performance.

For 2019, this incentive plan provided for four quarterly and one annual payout based on a pre-established percentage of a participant’s base salary. Target bonus percentages for each of our named executive officers for 2019 were as follows: KR Sridhar, 120%; and Hari Pillai, 60%. Mr. White is not eligible to participate in the non-equity incentive plan since, as the EVP of Global Sales, he participates in the Company’s Sales Incentive Plan. As part of his new hire compensation package, Mr. White’s variable portion (50%) of his total cash compensation was paid at target, irrespective of the actual sales results, for the remainder of 2019.

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Payouts under the 2019 short-term incentive plan were based on Company performance against financial goals which were established and measured on a quarterly and annual basis. For 2019, the performance goals related to revenue and operating income. The determination of the payout percentage under this short-term incentive plan is applied to payouts for both executives, including our named executive officers, and employees who participate in this incentive plan. While payouts were made at varying levels in each of the four fiscal quarters based on each quarter’s specific objectives, no payout was made for the annual portion of the 2019 bonus plan since the Compensation Committee determined that the Company did not meet its full-year revenue and operating targets.

As the Company’s business environment gains clarity and stability, and to further align the compensation of our executives with the long term performance of the Company, the non-equity incentive plan for all executives will transition over time to an annual target, assessment and payout. The Company’s executives will be on a semi-annual plan in 2021 and an annual plan in 2022.

Please see the “Non-Equity Incentive Plan Compensation” column in the 2019 Summary Compensation Table for the amount of short-term incentive compensation earned by each named executive officer in 2019.

Equity Compensation

To further align the interests of our executive officers with the interests of our stockholders and to further focus our executive officers on our long-term performance, during 2019, we granted equity compensation in the form of stock options and RSUs relating to our Class A common stock pursuant to our 2018 Equity Incentive Plan. We believe that both of these elements help support a “pay for performance” culture since stock options only have value if the stock price appreciates from the date of grant and RSUs constitute at-risk compensation since the overall value of the award fluctuates based on our stock price performance. In addition, we granted our executive officers performance-based stock options with a combination of target stock prices and time-based vesting (see description below). We encourage our executive officers to own our stock so that they are motivated to maximize our long-term performance and stock value.

During 2019, each of the named executive officers received stock option and RSU grants with vesting subject to the named executive officer’s continued service over the applicable vesting periods, which ranged from three to four years following the grant date, depending on the award. The grants made to Messrs. Pillai and White were made in connection with their initial hire compensation package and, as such, were significantly larger than grants made to other executive officers as part of the Company’s annual compensation review.

Performance Based Stock Option Grant. In November 2019, the compensation committee granted to our executive officers performance-based, nonqualified stock options which provided for both a price target ranging from $8.00 to $14.00 per share calculated on a 30-day trading average, and a time-based requirement, subject to the executive’s continued service with the Company on each applicable vesting date. The exercise price per share of the performance-based stock options is $5.50, which was the fair market value of the Company’s Class A common stock on the date of grant.

2019 NEO Equity Compensation Grants

	Type of Equity Granted
Named Executive Officer	RSUs	Stock Options	Performance-based Stock Options
KR Sridhar	221,043	420,151	—
Chris White	275,000	225,000	56,000
Hari Pillai	150,000	100,000	56,000

Please see the Outstanding Equity Awards at 2019 Fiscal Year-End table for a summary of outstanding equity awards held by each named executive officer as of December 31, 2019.

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Cash Bonus Program

The Compensation Committee may award spot or other bonuses to reward extraordinary performance, the achievement of corporate goals, for retention purposes or for other reasons. In 2018, Mr. Sridhar was awarded a cash and equity bonus that was payable upon the achievement of certain corporate initiatives, specifically the consummation of the IPO and related subsequent milestones. He received $2,000,000 of the $3,000,000 cash bonus opportunity as a result of having completed two of the milestones in 2018 and received the remaining $1,000,000 of this cash bonus program as a result of completing the additional milestone in 2019.

As part of his new-hire compensation package, Mr. White was guaranteed $225,275, corresponding to the variable portion of his cash compensation. In 2020, Mr. White will participate in the Company’s Sales Incentive Program, with no guaranteed payout. Please see the “Bonus” column in the Summary Compensation Table for the amount of bonuses earned by our named executive officers in 2019.

Additional Information

Policy Prohibiting Insider Trading, Hedging and Use of Shares as Collateral

To prevent unlawful activity and avoid even the appearance of impropriety, we have adopted a strict Insider Trading Policy that applies to our executive officers, as well as our directors, employees and consultants. This policy requires that our executive officers, directors and other designated insiders only transact in our securities during an open trading window and only after obtaining pre-clearance from our General Counsel or pursuant to a Rule 10b5-1 trading plan. Further, this policy prohibits engaging in certain short-term or speculative transactions in our securities such as put, calls and short sales. This policy also prohibits hedging, trading in a margin account or pledging our securities.

Offer Letters and Employment Arrangements

All of our named executive officers are employed on an at-will basis, with no fixed term of employment. The initial terms and conditions of employment for each of our named executive officers, other than Mr. Sridhar who was a founder of the Company, are set forth in written offer letters, each of which has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019. Each of our named executive officers has also executed our standard form of confidential information, arbitration and invention assignment agreement.

Change in Control Arrangements

Mr. Sridhar has been granted awards under our 2002 Equity Incentive Plan, which provides for certain accelerated vesting in connection with a change of control.

Concurrently with execution of his offer letter, we entered into a Change in Control and Severance agreement with Mr. Pillai pursuant to which, if his employment is terminated by the Company for any reason other than for “Cause” (as defined therein), he will be paid a lump sum of (i) nine months’ worth of his monthly base salary, (ii) the prorated portion of his then-current target bonus opportunity, and (iii) the full amount of his COBRA premiums for the same period he is paid severance benefits or until he is eligible to be covered by another substantially equivalent medical plan. If his termination of employment is as a result of a Change in Control or he resigns for “Good Reason” (each as defined therein) which occurs within three months prior or within twelve months after the Change in Control, he will be paid a lump sum amount equal to (i) his annual base salary plus (ii) his then-current annual target bonus opportunity, and (iii) the COBRA benefits described above; in addition, his outstanding equity awards shall accelerate and vest in full. A copy of Mr. Pillai’s Change in Control and Severance Agreement is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019.

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Concurrently with execution of his offer letter, we entered into a Change in Control and Severance Agreement with Mr. White pursuant to which, if his employment is terminated by the Company other than for “Cause” (as defined therein) prior to June 1, 2020, he will be paid a lump sum amount equal to the sum of (i) nine months of his monthly base salary plus (ii) the prorated portion of his then-current target bonus opportunity for the portion of the year served prior to the separation. If his termination of employment is as a result of a Change in Control or he resigns for “Good Reason” (each as defined therein) which occurs within three months prior or within twelve months after the Change in Control, he will be paid a lump sum amount equal to (i) his annual base salary plus (ii) his then-current annual target bonus opportunity, and his outstanding equity awards shall accelerate and vest in full. A copy of Mr. White’s Change in Control and Severance Agreement is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019.

401(k) Plan

We maintain a qualified 401(k) retirement savings plan that allows eligible participants to defer up to 60% of eligible compensation, subject to applicable annual Code limits. We do not match any contributions made by our employees, including executives, but have the discretion to do so.

Equity Awards and Grant Administration

The Board has designated the Compensation Committee as the administrator of the 2018 Equity Incentive Plan (“2018 Plan”). The Compensation Committee, among other things, selects award recipients under the 2018 Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular locations, if and as required. The exercise price of all stock options granted under our equity plans is the closing price of the Company’s Class A common stock on the date of grant.

In accordance with the 2018 Plan, the Compensation Committee has delegated to our Chief Executive Officer and Chief Financial Officer, acting separately, the authority to approve a capped number of routine equity grants such as new hire grants, retention and promotion grants. Equity awards approved by Mr. Sridhar or Mr. Furr are granted on the 15th (or first trading day thereafter) of each month.

Because we believe equity awards are an important part of our compensation program, we also grant equity awards on an annual basis to key employees, including our executive officers. The Compensation Committee generally approves these annual equity grants in April of each year. In addition, the Compensation Committee may consider additional grants to key employees for retention purposes on an ad hoc basis.

Policy on Recoupment and Forfeiture of Incentive Compensation

In August 2019, the Board of Directors adopted our Policy on Recoupment and Forfeiture of Incentive Compensation (“Clawback Policy”) which provides for the Board of Directors, in its sole discretion, to require the return, repayment or forfeiture of any cash or equity-based incentive compensation, whether vested or unvested, to the Company’s current or former principal executive officer, principal financial officer, principal accounting officer or any Executive Vice President during the three completed fiscal years immediately preceding the date on which the Company restates its financial statements, if:

•	the payment or award was made or granted based wholly or in part upon the attainment of a Company financial reporting measure that is the subject of the restatement;
•	the Board determines that the individual participated in fraud, intentional misconduct or gross negligence that caused or contributed to the material error that led to the restatement; and
•	the Board determines that a lower payment or award would have been made or granted to the individual based upon the corrected financial results.

In addition to the above, the Board may, in its sole discretion, require the forfeiture of any unpaid cash or equity-based incentive compensation award made or granted, whether vested (but unexercised) or unvested, to the above-listed individuals if they are terminated from their employment for “cause” or have engaged in any conduct that results in material harm to Bloom’s business or reputation or that of any of its affiliates.

When the SEC adopts final clawback policy rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will review our Clawback Policy and conform provisions, if and as necessary, to comply with such rules.

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2019 Summary Compensation Table

The following table presents summary information regarding the total compensation earned by our Chief Executive Officer and the two additional most highly compensated executive officers (together, our “named executive officers”) for service to us during fiscal year 2019 and, to the extent required by SEC executive compensation disclosure rules, 2018 and 2017:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
KR Sridhar Founder and Chief Executive Officer	2019	637,654	1,000,000	2,499,996	2,169,962	626,153	—	6,933,765
	2018	607,500	2,000,000	44,259,315	3,451,400	495,936	—	50,814,151
	2017	524,039	—	13,138,908	16,099,208	429,220	—	30,191,374
Chris White EVP Global Sales(5)(6)	2019	223,077	225,275	3,201,000	1,317,128	—	250,000(7)	5,216,480
Hari Pillai EVP Customer Installations Group(5)	2019	395,385	—	1,696,500	595,010	189,480	—	2,876,375

(1)	Current base salaries for each of our named executive officers are as follows: KR Sridhar, $646,000; Chris White, $400,000; and Hari Pillai, $400,000.

(2)	The amount shown for Mr. Sridhar for 2018 reflects a $1,000,000 cash bonus paid upon the pricing of our IPO and a $1,000,000 cash bonus paid upon the completion of the Company’s third quarter 2018 earnings call. The amount shown for Mr. Sridhar for 2019 reflects a $1,000,000 cash bonus paid upon the filing with the SEC in March 2019 of our Annual Report on Form 10-K for the year ended December 31, 2018. The amount shown for Mr. White represents the guaranteed portion of his sales compensation for 2019, as set forth in his offer letter.

(3)	The amounts reported represent the aggregate grant date fair value of RSUs granted to the named executive officers, if applicable, as computed in accordance with ASC 718. See Note 2 to our 2019 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. The amounts reported in this column reflect the accounting cost for these RSUs and do not purport to reflect the value that will be recognized by our named executive officers.

(4)	The amounts reported represent the aggregate grant date fair value of the stock options granted to our named executive officers, if applicable, as computed in accordance with ASC 718. See Note 2 to our 2019 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. The amounts reported in this column reflect the accounting cost for these stock options and do not purport to reflect the value that will be recognized by our named executive officers.

(5)	Messrs. White and Pillai were not named executive officers prior to 2019 and, accordingly, compensation for prior years has not been included.

(6)	Mr. White joined the Company on June 3, 2019 and his salary is pro-rated based on his start date.

(7)	Mr. White received a relocation allowance of $250,000 as part of his new-hire compensation package.

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2019 Outstanding Equity Awards at Fiscal Year-End

The following table presents, for each of our named executive officers, information regarding outstanding equity awards held as of December 31, 2019.

			Option Awards				Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Unearned Shares That Have Not Vested (#)	Market or Payout Value of Unearned Shares That Have Not Vested ($)(3)
KR Sridhar	6/2/2011		233,334	—	20.55	6/1/2021	—	—
	8/2/2012		733,333	—	30.35	8/1/2022	—	—
	9/11/2015		266,667	—	30.89	9/1/2025	—	—
	5/5/2016	(4)	—	—	—	—	142,000	1,060,740
	5/11/2017	(5)	—	—	—	—	212,191	1,585,067
	5/11/2017	(6)	847,653	36,856	30.96	5/10/2027	—	—
	7/24/2018	(7)	—	—	—	—	1,241,976	9,277,561
	7/24/2018	(8)	—	—	—	—	166,667	1,245,002
	7/24/2018	(9)	—	400,000	15.00	7/23/2028	—	—
	2/15/2019	(10)	—	221,043	11.31	2/14/2029	—	—
	2/15/2019	(11)	—	—	—	—	221,043	1,651,191
	8/8/2019	(12)	—	199,118	8.92	8/7/2029	—	—
Chris White	6/27/2019	(13)	—	225,000	11.64	6/26/2029	—	—
	6/27/2019	(14)	—	—	—	—	275,000	2,054,250
	11/11/2019	(15)	—	56,000	5.5	11/10/2029	—	—
Hari Pillai	2/15/2019	(16)	—	100,000	11.31	2/14/2029	—	—
	2/15/2019	(17)	—	—	—		112,500	840,375
	11/11/2019	(18)	—	56,000	5.5	11/20/2029	—	—

(1)	All of the outstanding equity awards described in the footnotes below are granted under our 2002 Stock Plan, 2012 Stock Plan and 2018 Equity Incentive Plan.

(2)	This column represents the fair market value of a share of Class A or Class B common stock on the date of grant.

(3)	Represents the fair market value of the shares underlying the RSUs as of December 31, 2019, based on the closing price of our Class A common stock of $ 7.47 per share as reported on the NYSE. This value assumes that the fair market value of the Class B common stock underlying the RSUs, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of the Class A common stock.

(4)	These RSUs vest as follows: 50% on January 25, 2020 with a deferred settlement date of August 24, 2020 and 50% on January 25, 2021.

(5)	These RSUs vest on July 25, 2020 with a deferred settlement date of November 17, 2020.

(6)	These stock options vest over a two-year period with 1/24th of the total shares vesting per month starting on January 1, 2018 and 1/24th per month thereafter.

(7)	These RSUs vest as follows: 50% on January 25, 2020 with a deferred settlement date of August 24, 2020 and 50% on July 25, 2020 with a deferred settlement date of November 17, 2020.

(8)	These RSUs vest on January 25, 2020 with a deferred settlement date of August 24, 2020.

(9)	These stock options vest in three equal annual installments commencing on the second, third and fourth anniversaries of July 25, 2018, so that the entire grant is fully vested on the fourth-year anniversary of July 25, 2018.

(10)	These stock options vest 25% on the first anniversary of the date of grant and the remaining shares vest in equal quarterly installments thereafter over the next three years.

(11)	These stock options vest 25% on the one-year anniversary of the grant date and the remaining shares shall vest in equal quarterly increments from the one-year anniversary over the next three years.

(12)	These stock options vest 25% on the one-year anniversary of February 15, 2020 and the remaining shares shall vest in equal quarterly increments from the one-year anniversary over the next three years.

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(13)	These stock options vest 25% on the one-year anniversary of June 17, 2019 and the remaining options vest 1/36th per month for the next three years.

(14)	These RSUs vest 25% of the shares on the one-year anniversary of June 17, 2019 and the remaining shares shall vest in equal quarterly increments from the one-year anniversary over the next three years.

(15)	These stock options will vest as follows: If the Company’s stock price reaches $8 (calculated based on a 30-day average) on or before 11/22/20, 1/3 of the options vest on 11/11/20. If the stock price reaches $8 after 11/11/20 but before 11/11/24, 1/3 of the Options vest on the date the share price reaches $8. If the stock price reaches $11 on or before 11/11/21, 1/3 of the options vest on 11/11/21. If the stock price reaches $11 after 11/11/21 but before 11/11/24, 1/3 of the options vest on the date the share price reaches $11. If the stock price reaches $14 on or before 11/11/22, 1/3 of the options vest on 11/11/2022. If the stock price reaches $14 by 11/11/22 but before 11/11/24, 1/3 of the options vest on the date the price reaches $14. If the stock price does not reach $14 by 11/11/24, 1/3 of the options shall be canceled. Any stock options that have not vested by 11/11/24 shall be canceled.

(16)	These stock options vest 25% on the one-year anniversary of December 27, 2018 and the remaining options vest 1/36th of the remaining shares per month for the next three years.

(17)	These RSUs shall vest 25% on each of the one-year anniversaries of December 27, 2018.

(18)	These stock options will vest as follows: If the Company’s stock price reaches $8 (calculated based on a 30-day average) on or before 11/22/20, 1/3 of the options vest on 11/11/20. If the stock price reaches $8 after 11/11/20 but before 11/11/24, 1/3 of the Options vest on the date the share price reaches $8. If the stock price reaches $11 on or before 11/11/21, 1/3 of the options vest on 11/11/21. If the stock price reaches $11 after 11/11/21 but before 11/11/24, 1/3 of the options vest on the date the share price reaches $11. If the stock price reaches $14 on or before 11/11/22, 1/3 of the options vest on 11/11/2022. If the stock price reaches $14 by 11/11/22 but before 11/11/24, 1/3 of the options vest on the date the price reaches $14. If the stock price does not reach $14 by 11/11/24, 1/3 of the options shall be canceled. Any stock options that have not vested by 11/11/24 shall be canceled.

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Audit Matters

Proposal 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020.

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020. During the year ended December 31, 2019, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services as set forth under the caption “Principal Accountant Fees and Services” below. Representatives of PricewaterhouseCoopers LLP will be at the 2020 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Stockholders are not required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our stockholders’ best interests.

Vote Required

The affirmative vote of the holders of a majority of the voting power of Common Stock present or represented and entitled to vote at the 2020 Annual Meeting is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker “non-votes” have no effect on the outcome of the proposal.

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Principal Accountant Fees and Services

The following table provides information regarding the fees paid to PricewaterhouseCoopers LLP during the years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees(1)	$2,451,000	$3,017,900
Audit-Related Fees(2)	140,520	15,000
Total Audit and Audit-Related Fees	2,591,520	3,032,900
Tax Fees(3)	5,918	44,696
All Other Fees(4)	111,929	900
Total Fees	$2,709,367	$3,078,496

(1)	Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. For 2018, this category also includes fees for professional services provided in connection with our IPO, including comfort letters, consents and review of documents filed with the SEC.

(2)	Audit-related fees for 2019 include a statutory audit of the Company’s India subsidiary and advice with respect to the adoption of ASC 606. Audit-related fees for 2018 include services performed with respect to due diligence support provided to one of the Company’s prospective power purchase agreement partners.

(3)	Tax fees include a variety of permissible tax services related to preparation and/or review of statutory tax filings within U.S., foreign and state jurisdictions, general tax advisory services (including research and discussions related to tax compliance matters), tax planning and assistance with transfer pricing documentation and dispositions.

(4)	For 2019, all other fees relate to California Consumer Privacy Act compliance assistance and the purchase of accounting-related research software. For 2018, all other fees relate to the purchase of accounting-related research software and property and equipment purchase credit research.

All services described above were pre-approved by the Audit Committee. In connection with the audit of our fiscal year 2019 financial statements, the Company entered into an engagement agreement with PricewaterhouseCoopers LLP that sets forth the terms by which PricewaterhouseCoopers LLP will perform audit services for the Company.

The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

Pre-Approval Policies and Procedures

The Audit Committee follows certain procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

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Restatement

On February 11, 2020, our management, in consultation with the Audit Committee of our Board of Directors, determined that Bloom’s previously issued consolidated financial statements as of and for the year ended December 31, 2018, as well as the unaudited interim financial statements for the three-month period ended March 31, 2019, the three- and six-month periods ended June 30, 2019 and 2018 and the three- and nine-month periods ended September 30, 2019 and 2018, should no longer be relied upon due to misstatements related to our Managed Services Agreements and similar arrangements, and we would restate and make certain revisions to such financial statements to make the necessary accounting corrections. In addition, another error was identified related to stock-based compensation costs associated with manufacturing employees that were previously expensed but should have been capitalized and it was noted that the Company failed to identify embedded derivatives in certain revenue agreements for an escalator price protection feature given to its customers. Please see the Explanatory Note and Footnote 1 (Nature of Business, Liquidity, Basis of Presentation and Summary of Significant Accounting Policies) to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC for information regarding the restatement and revision.

Report of the Audit Committee of the Board of Directors

The principal purpose of the Audit Committee is to assist the Board of Directors in its oversight responsibilities pertaining to the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. Our Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s authority and responsibility are more fully described in its charter, which is available on the Company’s website at www.bloomenergy.com by clicking on the links entitled “Investors” and then the “Corporate Governance” tab, under the “Committee Composition” heading.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. It is the role of the Audit Committee to oversee these activities.

In fulfilling its oversight responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements for the year ended December 31, 2019 with management and PricewaterhouseCoopers LLP;
•	discussed with PricewaterhouseCoopers LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•	received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB (Communication with Audit Committees Concerning Independence) and has discussed with PricewaterhouseCoopers LLP their independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Submitted by the following members of the Audit Committee:

Mary K. Bush (Chair)
Michael Boskin (since November 2019)
Jeffrey Immelt (since November 2019)
Eddy Zervigon

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, to our knowledge, based on the information furnished to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. We have deemed shares of our Common Stock subject to options, warrants, rights or conversion privileges that are currently exercisable or exercisable within 60 days of March 16, 2020 to be outstanding and to be beneficially owned by the person holding the options, warrants, rights or conversion privileges for the purpose of computing the percentage ownership and voting power of that person but have not treated them as outstanding for the purpose of computing the percentage ownership or voting power of any other person. Voting power under our Restated Certificate of Incorporation is calculated based on shares of Class A and Class B common stock actually outstanding as of the applicable record date. Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

We have based percentage ownership and voting power of our Common Stock on 90,231,067 shares of Class A common stock and 34,872,888 shares of Class B common stock outstanding as of March 16, 2020.

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The following table presents information regarding those stockholders known to us to beneficially own more than 5% of our outstanding shares of Class A or Class B common stock.

5% Stockholders

	Class A Common Stock		Class B Common Stock(1)		% of Total Voting Power(2)
	Shares	%	Shares	%
Canada Pension Plan Investment Board(3)	—	—	21,633,675(4)	38.28%	33.01%
One Queen Street East, Suite 2500, Toronto, Ontario M5C 2W5 Canada
New Enterprise Associates 10, Limited Partnership(5)	1,333,333	1.48%	8,981,938(6)	24.88%	20.19%
1954 Greenspring Drive, Suite 600, Timonium, MD 21093
Kleiner Perkins Caufield & Byers IX-A, L.P.(7)	—	—	7,609,958(8)	21.44%	17.09%
2750 Sand Hill Road, Menlo Park, CA 94025
Ameriprise Financial, Inc.(9)	8,915,787	9.88%	—	—	—
100 E. Pratt Street, Baltimore MD 21202
The Vanguard Group(10)	4,686,533	5.19%	—	—	—
100 Vanguard Blvd. Malvern, PA 19355
Kuwait Investment Authority and the Government of the State of Kuwait(11)			9,544,371	27.37%	21.74%
Ministries Complex, Block 3 Safat, Kuwait 13001

*	Less than one percent.

(1)	Each share of Class B common stock will automatically convert into shares of our Class A common stock upon the occurrence of certain events. In addition, Class B common stock may be converted into shares of Class A common stock at any time at the election of the holder. For purposes of this table, we have not included shares of Class A common stock that may be issued upon conversion of outstanding Class B common stock.

(2)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share. We have deemed shares of our Common Stock subject to options, warrants, rights or conversion privileges that are currently exercisable or exercisable within 60 days of March 16, 2020 to be outstanding and to be beneficially owned by the person holding the options, warrants, rights or conversion privileges for the purpose of computing the percentage voting power of that person but have not treated them as outstanding for the purpose of computing the percentage voting power of any other person.

(3)	Information provided is based solely on a Schedule 13G/A filed with the SEC on April 10, 2019 in which Canada Pension Plan Investment Board reported that it has sole voting and dispositive power with respect to an aggregate of 21,633,675 shares.

(4)	Includes 21,321,100 shares of Class B common stock that are issuable upon conversion of 6% Convertible Senior Secured PIK Notes due 2020 and 312,575 shares of Class B common stock that were issued pursuant to the automatic cashless exercise of a warrant.

(5)	Information provided is based on information provided by NEA and on a Schedule 13G/A filed with the SEC on February 13, 2020 in which New Enterprise Associates 10, Limited Partnership (“NEA 10”) and certain affiliated entities and individuals reported that they have shared voting and dispositive power with respect to an aggregate of 10,295,599 shares of Common Stock. NEA 10 is the record owner of 1,333,333 shares of Class A common stock, 7,729,639 shares of Class B common stock and a promissory note that can be converted any time into 1,232,627 shares of Class B common stock. Additionally, NEA Ventures 2003 LP, an affiliate of NEA, is the holder of 19,672 shares of Class B common stock. NEA 10 and certain affiliates have entered into a voting agreement with Mr. Sridhar. Please see Voting Agreements below.

(6)	Includes 1,232,627 shares of Class B common stock issuable upon the conversion of a promissory note with a face amount of $12,500,000 which is convertible at any time at a rate of $11.25 per share.

(7)	Information provided is based on information obtained from Kleiner Perkins Caufield & Byers. Kleiner Perkins Caufield & Byers IX-A, L.P. and certain affiliated entities have entered into a voting agreement with Mr. Sridhar. Please see Voting Agreements below.

(8)	Includes 616,314 shares of Class B common stock issuable upon the conversion of a promissory note with a face amount of $6,933,535 which is convertible at any time at a rate of $11.25 per share.

(9)	Information provided is based solely on a Schedule 13G filed with the SEC on January 10, 2020 on behalf of Ameriprise Financial, Inc. (“AFI”), Columbia Management Investment Advisers, LLC (“CMIA”), and Columbia Seligman Communications & Information Fund (the “Fund”). As the investment adviser to the Fund and various other unregistered and registered investment companies and other managed accounts, CMIA may be deemed to beneficially own the Fund’s shares. As the parent holding company of CMIA, AFI may be deemed to beneficially own CMIA’s shares. AFI reported shared voting power over 8,540,794 shares and shared dispositive power over 8,915,787 shares. CMIA reported shared voting power over 8,540,544 shares and shared dispositive power over 8,867,083 shares. The Fund reported sole voting power over 4,511,300 shares and shared dispositive power over 4,511,300 shares.

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(10)	Information provided is based solely on a Schedule 13G/A filed with the SEC on February 12, 2020. The Vanguard Group reported sole voting power over 45,298 shares, shared voting power over 4,049 shares, sole dispositive power over 4,643,326 shares, and shared dispositive power over 43,207 shares.

(11)	Information provided is based on the Company’s records and that of its transfer agent. As of March 16, 2020. Kuwait Investment Authority holds 7,473,979 shares of the Company’s Class B common stock and the Government of the State of Kuwait holds 2,070,392 shares of the Company’s Class B common stock. The shares are subject to a voting agreement with KR Sridhar as described in the section entitled “Voting Agreements” in this Proxy Statement.

Directors and Executive Officers

	Class A Common Stock			Class B Common Stock(1)		% of Total Voting Power(2)
Beneficial Owner	Shares		%	Shares	%
Michael Boskin(3)	15,245			—	—%	*
Mary K. Bush(4)	67,134		*	50,000	*	*
John Chambers(5)	391,231		*	—	—%	*
L. John Doerr(6)	2,485,857		2.75%	8,190,118	25.55%	18.95%
Jeffrey Immelt(7)	20,245		*	—	—%	*
Colin Powell(8)	500,208		*	83,333	*	*
Scott Sandell(9)	1,346,067		2.61%	8,981,938	25.75%	20.20%
Eddy Zervigon(10)	106,947		*	—	—%	*
K.R. Sridhar(11)	139,298		*	4,356,982	12.49%	9.95%(12)
Shares subject to voting proxy(12)	—		—%	24,867,486	71.59%	56.65%
Total	139,298		*	29,224,468	83.80%	66.60%
Chris White	—		—%	—	—%	—%
Hari Pillai(13)	25,160		*	—	—%	*
All Executive Officers and Directors as a Group (15 persons)	6,361,556	(14)	7.05%	22,579,488(15)	61.48%	50.75%

*	Less than one percent.

(1)	Each share of Class B common stock will automatically convert into shares of our Class A common stock upon the occurrence of certain events. In addition, Class B common stock may be converted into shares of Class A common stock at any time at the election of the holder. For purposes of this table, we have not included shares of Class A common stock that may be issued upon conversion of outstanding Class B common stock.

(2)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share. We have deemed shares of our Common Stock subject to options, warrants, rights or conversion privileges that are currently exercisable or exercisable within 60 days of March 16, 2019 to be outstanding and to be beneficially owned by the person holding the options, warrants, rights or conversion privileges for the purpose of computing the percentage voting power of that person but have not treated them as outstanding for the purpose of computing the percentage voting power of any other person.

(3)	Includes 15,245 Class A restricted stock units that vest within 60 days of March 16, 2020.

(4)	Includes 12,734 Class A restricted stock units that vest within 60 days of March 16, 2020 and 50,000 shares of Class B common stock subject to options exercisable within 60 days of March 16, 2020.

(5)	Includes 12,734 Class A restricted stock units that vest within 60 days of March 16, 202 and 333,333 shares of Class B common stock held by JCEP Investments, LLC of which Mr. Chambers in the managing member.

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(6)	Includes (i) 2,110,839 shares of Class A common stock held by Vallejo Ventures Trust of which Mr. Doerr is a trustee, (ii) 12,804 shares of Class A common stock held by the LJD Trust IX of which Mr. Doerr is a trustee, (iii) 32,052 shares of Class A common stock held by the LJD Ventures Partnership of which Mr. Doerr is a general partner, (iv) 275,918 shares of Class A common stock held by the 1999 Portico Trust of which Mr. Doerr is a trustee, (v) 19,255 shares of Class A common stock held by The Hampton 1999 Trust of which Mr. Doerr is a trustee, (vi) 19,255 shares of Class A common stock held by The Austin 1999 Trust of which Mr. Doerr is a trustee, (vii) 12,734 Class A restricted stock units that vest within 60 days of March 16, 2020, (viii) 580,160 shares of Class B common stock held by Vallejo Ventures Trust of which Mr. Doerr is a trustee, (ix) 7,609,958 shares of Class B common stock held by Kleiner Perkins Caufield & Byers IX-A, L.P. and certain affiliated entities which includes 616,314 shares of Class B common stock issuable upon the conversion of a promissory note. 7,573,804 shares of Class B common stock are subject to a voting agreement in favor of Mr. Sridhar referred to in footnote (12) below.

(7)	Includes 15,245 Class A restricted stock units which vest within 60 days of March 15, 2020.

(8)	Includes (i) 484,474 shares of Class A common stock held by the Colin L Powell Revocable Trust dtd 01/26/2006, (ii) 12,734 Class A restricted stock units that vest within 60 days of March 16, 2020, and (iii) 83,333 shares of Class B common stock subject to options exercisable within 60 days of March 16, 2020.

(9)	Mr. Sandell is managing general partner of New Enterprise Associates. New Enterprise Associates 10, Limited Partnership (“NEA 10”) and certain affiliated entities and individuals reported that they have shared voting and dispositive power with respect to an aggregate of (i) 1,333,333 shares of Class A common stock, (ii) 7,729,639 shares of Class B common stock and (iii) a promissory note that can be converted any time into 1,232,627 shares of Class B common stock. NEA is nominee for the accounts of such individuals and entities who each exercise their own voting and dispositive control over such shares. According to the Company’s records, NEA Ventures 2003 LP holds an additional 19,672 shares of Class B common stock. 7,749,111 shares of Class B common stock are subject to a voting agreement in favor of Mr. Sridhar referred to in footnote (12) below.

(10)	Includes (i) 6,000 shares of Class A common stock held by Mr. Zervigon’s IRA and (ii) 12,734 Class A restricted stock units which vest within 60 days of March 16, 2020.

(11)	Includes (i) 131,298 shares of Class A common stock subject to options exercisable within 60 days of March 16, 2020, (ii) 1,336,087 shares of Class B common stock held directly, (iii) 325,520 shares of Class B common stock held by The KR Sridhar and Sudha Sarma 2012 Irrevocable Trust, (iv) 133,334 shares of Class B common stock held by the KR Sridhar and Sudha Sarma 2019 Four Year GRAT, (v) 133,333 shares of Class B common stock held by the KR Sridhar and Sudhar Sarma 2019 Three Year GRAT, (vi) 133,333 shares of Class B common stock held by the KR Sridhar and Sudha Sarma 2019 Two Year GRAT, (vii) 55,630 shares of Class B common stock by KR Sridhar, as Trustee of the KR Sridhar 2010 Annuity Trust AS dated April 27, 2010, (viii) 55,630 shares of Class B common stock held by KR Sridhar, as Trustee of the KR Sridhar 2010 Annuity Trust KS dated April 27, 2010, (ix) 33,136 shares of Class B common stock held by KR Sridhar, as Trustee of the KR Sridhar 2008 Annuity Trust AS dated December 18, 2008, (x) 33,136 shares of Class B common stock held by KR Sridhar, as Trustee of the KR Sridhar 2008 Annuity Trust KS dated December 18, 2008, and (xi) 2,117,843 shares of Class B common stock subject to options exercisable within 60 days of March 16, 2020. By virtue of the relationship Mr. Sridhar has with each Trust above in this footnote, Mr. Sridhar is deemed to have voting and dispositive power of these shares.

(12)	Mr. Sridhar holds an irrevocable proxy to vote an additional 24,867,486 shares of Class B common stock pursuant to voting agreements between Mr. Sridhar and certain stockholders, including certain of our directors and holders of more than 5% of our capital stock. We do not believe that the parties to these voting agreements constitute a “group” under Section 13 of the Securities Exchange Act of 1934, as amended, as Mr. Sridhar exercises voting control over these shares. However, the holders of the underlying shares have the right to convert their shares into Class A common stock at their option, and when converted, such Class A common shares are not subject to the voting agreement. Please see Voting Agreements below.

(13)	Includes 22,950 shares of Class A common stock subject to options exercisable within 60 days of March 16, 2020.

(14)	Includes 284,720 shares of Class A common stock subject to options exercisable within 60 days of March 16, 2020, and 116,781 Class A restricted stock units which vest within 60 days of March 16, 2020.

(15)	Includes 3,168,293 shares of Class B common stock subject to options exercisable within 60 days of March 16, 2020 and 1,849,941 shares of Class B common stock issuable upon conversion of certain promissory notes as described in footnotes (6) and (9) above.

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Voting Agreements

Our Chief Executive Officer entered into voting agreements with certain of our stockholders. These voting agreements cover 24,867,486 shares of Class B common stock, which represents approximately 56.65% of the outstanding voting power of our capital stock as of the Record Date. Under the voting agreement, stockholders agreed to vote all of their shares as directed by, and granted an irrevocable proxy to, Mr. Sridhar at his discretion on all matters to be voted upon by stockholders. The following directors and their affiliated entities and 5% stockholders have entered into a voting agreement: L. John Doerr and entities affiliated with KPCB Holdings, Inc., as nominee, Scott Sandell and entities affiliated with New Enterprise Associates and entities affiliated with Kuwait Investment Authority. Each of the voting agreements will automatically terminate:

•	upon the liquidation, dissolution or winding up of our business operations;

•	upon the execution by us of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of our property and assets;

•	from and after the third anniversary of closing of our IPO, at any time upon such resolution by our Board of Directors;

•	upon the fifth anniversary of the closing of our IPO;

•	as to any shares of Class B common stock that are converted to Class A common stock pursuant to our certificate of incorporation and the Class A common stock resulting from such conversion (but such voting agreement shall remain effective as to any Class B common stock not so converted);

•	upon the date that is 60 days following the date on which KR Sridhar, or his successor under the voting agreement, ceases to provide services to us as one of our officers, unless a majority of the holders of our capital stock who are parties to the voting agreements designates such a successor on or before such date;

•	upon such date as of which none of the parties, other than KR Sridhar or his successor, to the then-outstanding voting agreements, was one of the five largest holders of our capital stock (which entered into a voting agreement) as of the closing of our IPO; or

•	at such time following the closing of this offering when there is no Class B common stock outstanding.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC rules require our directors and executive officers and any persons who beneficially own more than 10% of our common stock (collectively “Reporting Persons”) to file reports of their ownership and changes in beneficial ownership of common stock with the SEC. As a matter of practice, we assist our executive officers and a majority of our non-employee directors in preparing their initial ownership reports and reporting ownership changes, and we typically file these reports on their behalf.

Based upon a review of such filings with the SEC, we believe that all of our Reporting Persons complied with the reporting requirements of Section 16(a) of the Exchange Act during 2019, except that a Form 3 was filed late for Chris White due to administrative difficulties in obtaining his SEC EDGAR filing codes in a timely manner.

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Stockholder Proposals and Nominations

Rule 14a-8 Stockholder Proposals

To be considered for inclusion in the proxy materials for the 2021 annual meeting of stockholders, stockholder proposals must be submitted in writing by December 3, 2020, to our Corporate Secretary at 4353 North First Street, San Jose, CA 95134, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and our Bylaws.

Stockholder Nominations and Other Proposals

Our Bylaws provide that, in order for a stockholder to propose any matter (including nominations for directors) for consideration at the annual meeting that is not to be included in the Company’s proxy materials, such stockholder must deliver written notice to our Corporate Secretary no later than the close of business on the 90th day prior to the first anniversary of last annual meeting of stockholders, nor earlier than the close of business on the 120th day prior to the first anniversary of the last annual meeting of stockholders, with certain exceptions. Such notice must include all of information set forth in our Bylaws. For the 2021 annual meeting of stockholders, such nominations or proposal must be received no earlier than January 12, 2021 and no later than February 11, 2021.

Adjournment of the 2020 Annual Meeting of Stockholders

In the event there are not sufficient votes to approve any proposal contained in this Proxy Statement at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies from holders of our Class A and Class B common stock. Proxies solicited by our Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of no more than 30 days and no new record date is fixed for the adjourned meeting, no notice of the time and place of the adjourned meeting is required to be given to the stockholders other than an announcement of the time and place at the Annual Meeting. The chairman of the Annual Meeting or a majority of the shares represented and voting at the Annual Meeting is required to approve the adjournment, regardless of whether there is a quorum present at that meeting.

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Other Matters

The Board of Directors does not intend to bring any other matters before the 2020 Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the 2020 Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board of Directors.

By Order of the Board of Director

Shawn M. Soderberg
Executive Vice President, General Counsel and Secretary
April 2, 2020

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Bloomenergy®

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of the information up until 11:59 p.m. Eastern Time, the day before the meeting date. Follow the instruction to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instruction above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the nominees listed below:

1. Election of Class II Directors

Nominees

	For	Against	Abstain
1a. Mary K. Bush	☐	☐	☐
1b. Jeffrey Immelt	☐	☐	☐
1c. Eddy Zervigon	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000446051_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com

BLOOM ENERGY CORPORATION
Annual Meeting of Stockholders
May 12, 2020 9:00 a.m., PT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints KR Sridhar and Shawn M. Soderberg, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Company's Class A common stock and Class B common stock for which proxies will be solicited for use in connection with the Annual Meeting of Stockholders, to be held on May 12, 2020 at the Hilton Santa Clara located at 4949 Great America Parkway, Santa Clara, California 95054 at 9:00 am, PT, and at any adjournments, continuations or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000446051_2 R1.0.1.18